UNIVAR INC.

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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UNIVAR INC.

(Name of Registrant as Specified In Its Charter)

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UNIVAR INC.

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

March 21, 2016

Dear Fellow Shareholders:

The Board of Directors is pleased to invite you to attend the 2016 Annual Meeting of Shareholders of Univar Inc. (“Univar” or the “Company”). The meeting will be held on Thursday, May 5, 2016, at 9:30 a.m., (Central Daylight Savings Time), at Univar Inc., 3075 Highland Parkway, Concourse Level, Downers Grove, IL 60515.

At this meeting, you will be asked to:

(1)	Elect three Class I Directors for a three year term;

(2)	Ratify the Audit Committee’s selection of Ernst & Young LLP as the Independent Registered Public Accounting Firm to audit Univar’s financial statements for the year ending December 31, 2016;

(3)	Vote, on an advisory basis, regarding the compensation of the executive officers described in Univar’s Proxy Statement;

(4)	Conduct an advisory vote regarding the frequency of shareholder votes regarding the compensation of the executive officers described in Univar’s Proxy Statement: every one, two or three years; and

(5)	Transact any other business properly brought before the meeting.

The enclosed Notice of the Annual Meeting of Shareholders and Proxy Statement contain details about the business to be conducted at the meeting. You may also read the Notice of the Annual Meeting of Shareholders and Proxy Statement on Univar’s Web site at www.proxyvote.com or www.univar.com/investors.

To assure that your shares are represented at the meeting, the Board of Directors urges you to vote your shares through one of the options described herein. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

Sincerely,

J. Erik Fyrwald

President and Chief Executive Officer

UNIVAR INC.

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

Notice of the Annual Meeting of Shareholders

Time:	9:30 a.m. (Central Daylight Savings Time) on Thursday, May 5, 2016

Place:	Univar Inc. 3075 Highland Parkway, Concourse Level Downers Grove, IL 60515

Items of Business:	(1)	To elect three Class I Directors to serve on the Univar Inc. (“Univar” or the “Company”) Board of Directors until the 2019 Annual Meeting and until their successors are duly elected and qualified.

	(2)	To ratify the Audit Committee’s selection of Ernst & Young LLP as Univar’s Independent Registered Public Accounting Firm for the year ending December 31, 2016.

	(3)	To approve, by advisory vote, the compensation of the executives described in Univar’s Proxy Statement.

	(4)	To conduct an advisory vote regarding the frequency of shareholder votes regarding the compensation of the executive officers described in Univar’s Proxy Statement: every one, two or three years.

	(5)	To transact such other business as may properly come before the meeting.

Who Can Vote:	You can vote if you were a shareholder of record as of the close of business on March 15, 2016.

Annual Report:	A copy of Univar’s 2015 Annual Report is enclosed.

Date of Posting and Mailing:	Shareholders are first being notified of this Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2015 Annual Report, on or about March 21, 2016. This Notice, the Company’s 2015 Annual Report and this Proxy Statement were posted in an easily readable and printable format on the Univar Inc. Web site, www.univar.com/investors, on or about March 21, 2016.

By Order of the Board of Directors of Univar Inc.

Stephen N. Landsman

Secretary

YOUR VOTE IS IMPORTANT

It is important that your shares are represented and voted at the Annual Meeting. Whether or not you plan to attend the meeting, please provide your proxy by following the instructions on your Notice or proxy card. On or about March 21, 2016, Univar mailed to its shareholders a Notice containing instructions on how to access the Proxy Statement, Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail, unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy over the Internet. If you received the Proxy Statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the polls close at the meeting.

UNIVAR INC.

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

PROXY STATEMENT

For the Annual Meeting of Shareholders to be held on

May 5, 2016

The Board of Directors (the “Board of Directors” or the “Board”) of Univar Inc., a Delaware corporation, is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:30 a.m. (Central Daylight Savings Time), on Thursday, May 5, 2016, Univar Inc., 3075 Highland Parkway, Concourse Level, Downers Grove, IL 60515. The Proxy Statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about the Company’s Directors, the Company’s compensation practices and the Company’s most highly paid executive officers.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 5, 2016. This Proxy Statement and Company’s Annual Report (the “Annual Report”) are available at www.univar.com/investors.

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting shareholders will vote upon several important Company matters. In addition, management will report on the Company’s performance over the last fiscal year and respond to questions from shareholders.

Why am I receiving these materials?

The Board sent you this Proxy Statement and the enclosed proxy card because it is soliciting your proxy to vote your shares at the annual meeting. As a shareholder, you are invited to attend the annual meeting and are entitled to vote on the items of business described in this Proxy Statement.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, the Board is making this Proxy Statement and the Annual Report available to shareholders electronically via the Internet. On or about March 21, 2016, the Company first mailed to shareholders a Notice containing instructions on how to access this Proxy Statement, Annual Report and vote by mail, telephone or online. If you received a Notice by mail you will not receive a printed copy of the proxy materials in the mail, unless you request a copy. The Notice instructs you on how to access and review all of the information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

Who may attend the annual meeting?

All shareholders of record as of March 15, 2016, or their duly appointed proxies, may attend the meeting. Seating is limited and admission is on a first-come, first-served basis. Each shareholder will be asked to present valid government-issued picture identification, such as a driver’s license, before being admitted to the meeting. For registered shareholders, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting. Please note that if you hold shares in a “street name” (that is, in a brokerage account or through a bank or other nominee), you will need to bring a copy of a statement reflecting your share ownership as of March 15, 2016 and check in at the registration desk at the meeting.

What am I voting on?

You will be voting on the following four items of business at the annual meeting:

•	The election of three Class I Directors to serve until the 2019 Annual Meeting of the Company’s shareholders and until their successors are duly elected and qualified;

•	The ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016;

•	A non-binding advisory vote regarding the compensation of the executive officers described in this Proxy Statement; and

•	A non-binding advisory vote as to the frequency of shareholder votes regarding the compensation of the Company’s executive officers disclosed in this Proxy Statement: every one, two or three years.

The Company will also consider other business that properly comes before the meeting.

Who may vote?

You may vote if you owned Univar common stock as of the close of business on the record date, March 15, 2016. Each share of Univar common stock is entitled to one vote. As of March 15, 2016, Univar had 137,962,212 shares of common stock outstanding.

How does the Board of Directors recommend that I vote?

The Company’s Board of Directors unanimously recommends that you vote your shares “FOR” each of the nominees named in this Proxy Statement for election to the Board, “FOR” the ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm, and “FOR” the advisory (non-binding) vote approving the compensation of the Company’s executive officers and for the selection of “1 Year” on the proposal recommending the frequency of advisory votes on executive compensation.

How do I vote before the meeting?

There are three ways to vote before the meeting if you do not hold your shares through a bank or broker:

•	By Internet—If you have Internet access, the Board encourages you to vote on www.proxyvote.com by following instructions on the Notice or proxy card;

•	By Telephone—As instructed on the Notice or proxy cards by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903; or

•	By Mail—If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold your shares in the name of a bank or broker, your ability to vote by Telephone or the Internet depends on their voting processes. Please follow the directions you receive from your bank or brokerage firm. A number of brokerage firms and banks participate in a program provided through third party agents, including Broadridge Financial Solutions, Inc. (“Broadridge”) that offer Telephone and Internet voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the Internet at Broadridge’s voting website (www.proxyvote.com). Votes submitted through the Internet or by Telephone through the Broadridge program must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 4, 2016.

May I vote confidentially?

Your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the annual meeting except: (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (“SEC”). The independent election inspectors may at any time inform the Company whether or not a shareholder has voted. The Company will hold proxy cards and ballot cards after the election and they may not be held in confidence.

Can I vote at the meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the annual meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the bank, broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, you are encouraged to vote your shares by proxy. You may still vote your shares registered in your name in person at the meeting even if you have previously voted by proxy.

Will I have any rights of appraisal or similar rights of dissenters?

You will not have any rights of appraisal or similar rights of dissenters with respect to the matters to be acted upon at the meeting, regardless of whether you vote for or against the proposals.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy card with a later date and returning it to the Company prior to the meeting;

•	giving written notice to the Secretary of the Company;

•	voting again at the meeting if the shares are registered in your name; or

•	voting again by Telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Saving Time, on May 4, 2016.

Your attendance at the meeting will not have the effect of revoking a proxy unless you notify the Secretary of the Company in writing before the polls close that you wish to revoke a previous proxy.

Who conducts the proxy solicitation and how much will it cost?

The Company is asking for your proxy for the annual meeting and will pay all the costs of asking for shareholder proxies. The Company has not hired a proxy solicitor. The Company can use directors, officers and regular employees of the Company to ask for proxies. These employees do not receive additional compensation for these services. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the Company’s common stock.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as the Proxy Committee on the proxy card will vote your shares in accordance with the Board of Directors’ recommendations. These recommendations are:

•	FOR the election of each of the nominees for director named in this proxy statement: Mr. Mark J. Byrne, Mr. Christopher J. Stadler, and Mr. William S. Stavropoulos;

•	FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2016;

•	FOR the approval, on an advisory basis, of the compensation of the executive officers described in this proxy statement; and

•	FOR the selection of “1 Year” on the advisory proposal recommending the frequency of advisory shareholder votes on the compensation of the executive officers described in this proxy statement.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or the Company’s transfer agent. Please vote all of these shares. It is recommended that you contact your broker and/or the Company’s transfer agent to consolidate as many accounts as possible under the same name and address. The transfer agent is Wells Fargo Bank N.A., which may be contacted at http://www.shareowneronline.com.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the rules of the New York Stock Exchange (“NYSE”) to cast votes on certain “routine” matters if they do not receive instructions from their customers. Pursuant to NYSE rules, Proposals 1, 3 and 4 are not considered routine matters. However, the Board of Directors believes the proposal to ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2016 (Proposal 2) is considered a routine matter for which brokerage firms may vote for shares on which they do not receive shareholder instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How can I attend the meeting?

The annual meeting is open to all holders of Univar common stock as of the close of business on March 15, 2016, or their duly appointed proxies. You will need proof of ownership of Univar’s common stock to enter the meeting. If you are a shareholder whose shares are registered in your own name, you may bring these materials as proof of ownership. If you plan to attend the meeting, please so indicate when you vote and bring the proof of ownership with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. Admittance to the annual meeting will be based upon availability of seating. All shareholders will be required to present valid photo identification. IF YOU DO NOT HAVE VALID PHOTO IDENTIFICATION AND PROOF THAT YOU OWN UNIVAR COMMON STOCK, YOU MAY NOT BE ADMITTED TO THE MEETING.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the meeting in accordance with the rules and regulations of the annual meeting. Such rules and regulations will be available at the annual meeting.

How many votes must be present to hold the meeting?

In order for the Company to conduct its annual meeting, a majority of the issued and outstanding shares of Univar common stock, as of March 15, 2016, must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

How many votes are needed to elect directors?

You are being asked to vote on four proposals. Proposal 1 requests election of directors. The three nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality.

You may vote “FOR” all of the nominees or you may vote “WITHHOLD FROM ALL NOMINEES” or withhold from particular nominees. Unless you mark “WITHHOLD FROM ALL NOMINEES” or withhold from particular nominees, your proxy will be voted “FOR” each of the Director nominees named in this proxy statement. There is no cumulative voting permitted for the director election. Proxies cannot be voted for a greater number of persons than the three nominees named in this Proxy Statement.

How many votes are needed to approve the other proposals?

Each of the Company’s four proposals will be considered separately. The ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm (Proposal 2) and the approval, by non-binding vote, of the compensation of the Company’s executive officers disclosed in the Proxy Statement (Proposal 3) must receive the “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. For Proposal 2 and Proposal 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the meeting.

With respect to whether a non-binding shareholder vote to approve the compensation of the Company’s executive officers disclosed in the Proxy Statement should occur every one, two or three years (Proposal 4), the frequency receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by shareholders.

Although the advisory votes on Proposals 3 and 4 are non-binding, as provided by law, the Board of Directors will review the results of the votes and will take them into account in making a determination concerning compensation of the Company’s executive officers and the frequency of such advisory votes.

What if other matters are presented for consideration at the annual meeting?

As of the date of this Proxy Statement, management knows of no matters that will be presented for consideration at the meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

What is the Board member annual meeting attendance policy?

Each continuing Board member is expected to attend the Company’s annual meeting. This is the Company’s first annual meeting since its initial public offering in June 2015.

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are supervised by the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. The Board believes that its corporate governance practices align management and shareholder interests. Highlights of the Company’s corporate governance practices are described below.

What is the composition of the Board of Directors and how often are members elected?

The Board of Directors presently consists of twelve members divided into three classes. The Class I directors are Mark J. Byrne, Richard A. Jalkut, Christopher J. Stadler, and William S. Stavropoulos (the “Class I Directors”); the Class II Directors are J. Erik Fyrwald, Lars Haegg, David H. Wasserman, and Juliet Teo (the “Class II Directors”); and the Class III Directors are Richard P. Fox, George K. Jaquette, Stephen D. Newlin, and Christopher D. Pappas (the “Class III Directors”). Mr. Jalkut will not be standing for re-election at the annual meeting and the size of the Board of Directors will be reduced to eleven members.

The terms of the Class I Directors, Messrs. Byrne, Jalkut, Stadler, and Stavropoulos, expire on the date of this year’s annual meeting, May 5, 2016. Messrs. Byrne, Stadler, and Stavropoulos are standing for election at this annual meeting. The terms of the Class II Directors, Messrs. Fyrwald, Haegg, Wasserman, and Ms. Teo, will expire on the date of the 2017 annual meeting, and the terms of the Class III Directors, Messrs. Fox, Jaquette, Newlin, and Pappas, will expire on the date of the 2018 annual meeting.

The majority of the Company’s shares are controlled by CD&R Univar Holdings, L.P, (an affiliate of Clayton, Dubilier & Rice LLC) (“CD&R Investor”), Univar N.V. (an affiliate of CVC Capital Partners Advisory (U.S.), Inc.) (“CVC Investor”), and Dahlia Investment Pte Ltd (an affiliate of Temasek Holding (Private) Limited) (“Temasek Investor”) (collectively, CD&R Investor, CVC Investor and Temasek Investor shall be referred to as the “Equity Sponsors”). The Equity Sponsors have an agreement regarding the nomination and election of directors under the Company’s Fourth Amended and Restated Stockholders’ Agreement. For these reasons Univar Inc. is a “controlled company” under the NYSE corporate governance standards. Under the NYSE standards, a “controlled company” may elect not to comply with certain NYSE corporate governance standards, including: (1) the requirement that a majority of the board of directors consist of independent directors, (2) the requirement that the Company have a nominating/corporate governance committee that is composed of entirely independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) the requirement that the Company have a compensation committee that is composed of entirely independent directors with a written charter addressing the committee’s purpose and responsibilities and (4) the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees. The Company has elected to utilize certain of these exemptions from the corporate governance standards. The Company does not have the following: (1) a majority of independent directors on the Company’s Board of Directors and (2) nominating and corporate governance and compensation committees that consist entirely of independent directors.

What is the Board’s Leadership Structure?

The Nominating and Corporate Governance Committee and the Board periodically review the leadership structure of the Board. Currently, the Board and its charter do not mandate the separation of the role of the Chief Executive Officer and the Chairman of the Board. Those roles are currently filled by separate individuals; however, the Board does not currently believe the Company should mandate such separation in all circumstances.

The Board continues to believe that the Company’s current leadership structure and Board composition protect shareholder interests and provide sufficient independent oversight, while also providing leadership and direction for the Board and executive management and recognizing the controlled company status of the Company. Mr. Richard P. Fox, Mr. Richard A. Jalkut, Mr. Stephen D. Newlin and Mr. Christopher D. Pappas

have been determined as independent by the Board of Directors and are independent under NYSE and SEC rules. Each independent Director has the ability to add items to the agenda for Board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, the Board and each Board committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.

In addition, the Chairman of the Board chairs executive sessions of the Board, and the independent directors periodically meet in sessions separate from non-independent directors.

The Board believes that its composition, and the roles that independent Directors perform, provide effective corporate governance at the Board level and independent oversight of both the Board and the Company’s management. The Board also believes that the current leadership model, when combined with the functioning of the independent Directors and the Company’s overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of the Company’s business and affairs and promotes the Board’s effective oversight of risk.

How often did the Board and its committees meet in 2015?

In 2015, the Board of Directors met 6 times, the Audit Committee met 7 times, the Nominating and Corporate Governance Committee met 1 time, and the Compensation Committee met 5 times. Ms. Teo joined the Board on July 23, 2015 and attended two of three Board meetings for the balance of the year. Ms. Teo is not on any Committees. Each of the other Directors attended 75% or more of the meetings of the Board and the Committees of which he or she was a member (held during the period he or she served as a director).

What is the Board’s involvement in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management, including succession planning. The Company established an Enterprise Risk Management Program and Risk Management Team which reviews and monitors the Company’s enterprise risks (the “Program”). The Board delegated to the Audit Committee oversight of the Program and the activities of the Risk Management Team; certain identified risks are monitored by other committees of the Board or the Board.

The Board’s Committees also have a role in overseeing the management of risks that are within the Committees’ areas of focus. By way of example, the Compensation Committee is responsible for overseeing the management of risks relating to the executive compensation policies (including the design of incentive structures, holding periods and clawbacks to mitigate risks), the Audit Committee oversees management of accounting, auditing, external reporting and internal control risks, and the Nominating and Corporate Governance Committee addresses risk associated with director independence. The entire Board of Directors reviews the Company’s safety performance and risks associated with safety at each of its meetings.

What are the committees of the Board?

The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. All of the charters for the Committees are available on the Company’s Web site at www.univar.com/investors. As described above, because the Company is a controlled company the Company utilizes exemptions under the NYSE corporate governance standards that permit certain of its Committees to have non-independent members.

Name of Committee and Members	Representative Functions of the Committee	Number of Meetings in 2015
Audit: Richard P. Fox, Chairman Lars Haegg Richard A. Jalkut George J. Jaquette Christopher D. Pappas

•     make decisions about the appointment or replacement of an Independent Registered Public Accounting Firm (the “independent auditor”);

•     pre-approve any work performed by such independent auditor;

•     assist the Board in monitoring the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditors, the Company’s internal audit function and the Company’s compliance with its Code of Conduct;

•     annually review an independent auditor’s report describing, among other things, the auditing firm’s internal quality-control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm;

•     discuss and review the annual audited financial and quarterly statements with management and the independent auditor (including disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operation”), review and approve financial information before submission to the SEC and monitor the Company’s Sarbanes-Oxley internal control compliance on an annual basis;

•     discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•     discuss policies with respect to risk assessment and risk management;

•     meet separately, periodically, with management, the internal auditors and the independent auditor;

•     review with the independent auditors any audit problems or difficulties with management’s responses;

•     set clear hiring policies for employees or former employees of the independent auditors;

•     annually review the adequacy of the Audit Committee’s written charter;

•     prepare any report or other disclosure by the Audit Committee required to be included in any proxy statement under the rules of the SEC;

•     handle such other matters as delegated to the Audit Committee by the Board of Directors;

•     report regularly to the full Board of Directors; and

•     self-evaluate the performance of the Audit Committee.

7

The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Appendix A and is available through the Company’s Web site at www.univar.com/investors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

The Board of Directors has determined that Messrs. Fox, Jalkut and Pappas are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Fox is qualified as an audit committee financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act and applicable SEC regulations. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards. Mr. Fox’s service on the audit committees of three other companies has been determined by the Board not to impair his ability to serve on the Company’s Audit Committee. It is anticipated that before June 17, 2016, the 12-month anniversary of the effective date of the Company’s Registration Statement on Form S-1, that the Board of Directors intends to change the members of the Audit Committee to be composed entirely of persons who will meet the applicable audit committee independence standards.

Name of Committee and Members	Representative Functions of the Committee	Number of Meetings in 2015
Compensation: David H. Wasserman, Chairman Stephen D. Newlin Christopher J. Stadler William S. Stavropoulos

•     make recommendations to the Board as to Univar’s overall compensation philosophy and oversee the development and implementation of compensation programs;

•     establish the total compensation package provided to the Chief Executive Officer, other officers and other persons reporting directly to the Chief Executive Officer, including its subsidiaries’ executives;

•     develop and recommend to the Board compensation for Board members and recommend the amount of capital stock in Univar that directors should hold;

•     oversee Univar’s and its subsidiaries’ general incentive compensation plans and equity based plans;

•     help ensure the Company’s compensation policies do not encourage excessive risk taking;

•     produce a Compensation Committee report on executive compensation to be included in Univar’s annual proxy statement filed with the Securities and Exchange Commission (the “SEC”), in accordance with the applicable rules and regulations of the SEC, New York Stock Exchange and other regulatory bodies;

•     oversee compliance with any applicable compensation reporting requirements of the SEC;

•     retain consultants from time to time to advise the Committee on executive compensation policies and practices and review the independence of such consultants;

•     administer all plans that require “disinterested administration” under Rule 16b-3 the Securities Exchange Act of 1934, as amended; and

5

Name of Committee and Members	Representative Functions of the Committee	Number of Meetings in 2015

•     periodically review succession plans of the Chief Executive Officer of Univar and its subsidiaries and screen and recommend to the Board candidates for Chief Executive Officer and such other senior executive officers as may be determined by the Committee.

The Compensation Committee operates under a written charter adopted by the Board of Directors which is available through the Company’s Web site at www.univar.com/investors.

The Board of Directors has determined that Mr. Newlin is independent within the meaning of applicable SEC regulations and the listing standards of the NYSE. In addition, all members of the Compensation Committee qualify as “non-employee” directors for purposes of Rule 16b-3 of The Securities Exchange Act of 1934, as amended, and “outside directors” under Section 162(m) of the Internal Revenue Code.

Name of Committee and Members	Representative Functions of the Committee	Number of Meetings in 2015
Nominating and Corporate Governance: William S. Stavropoulos, Chair J. Erik Fyrwald Christopher J. Stadler David H. Wasserman	• develop and recommend criteria for selecting nominees for director and periodically review the criteria; • identify and recommend to the Board candidates qualified and suitable to become members of the Board consistent with the Company’s Board criteria; • identify and recommend Board members to serve on committees of the Board; • develop and recommend to the Board a set of Corporate Governance Principles; and • establish procedures for the evaluation of the Board.	1

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors which is available through the Company’s Web site at www.univar.com/investors.

How does the Board select nominees for the Board?

The Board of Directors and Nominating and Corporate Governance Committee consider candidates for Board membership suggested by the Board or Nominating and Corporate Governance Committee members, as well as management and shareholders, consistent with the Company’s Fourth Amended and Restated Stockholders’ Agreement, Third Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws, the Company’s Corporate Governance Guidelines (the “Guidelines”) and the charter of the Nominating and Corporate Governance Committee. Under the Fourth Amended and Restated Stockholders’ Agreement, the Equity Sponsors have certain agreements for the collective nomination and voting for individuals to serve as a director as described on page 15 under the section Stockholder’s Agreement. The Nominating and Corporate Governance Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time.

The Board’s and Nominating and Corporate Governance Committee’s assessment of a proposed candidate will include considerations of diversity in the Board’s composition, including a review of, among other things, the person’s integrity, experience, specialized expertise in the industry, understanding of issues affecting the Company, time availability and such other factors as the Board and Nominating and Corporate Governance Committee determine are relevant in light of the needs of the Board of Directors. The Nominating and Corporate

Governance Committee also considers the current composition of the Board, the balance of management and independent directors, the need for Audit Committee independence, expertise and the evaluations of other prospective nominees. In connection with this evaluation, it is expected that each Nominating and Corporate Governance Committee member will interview the prospective nominee in person or by telephone before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

The Board believes that each of the Company’s directors has met the all the guidelines set forth in the Corporate Governance Guidelines, which can be found at www.univar.com/investors. As noted in the director biographies that follow this section, the Company’s directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad diversity of experience both individually and collectively.

For a shareholder to submit a candidate for consideration by the Nominating and Corporate Governance Committee, a shareholder must notify Univar’s Secretary at the Univar Inc. offices at 3075 Highland Parkway, Suite 200, Downers Grove, IL 60515 pursuant to the Company’s Second Amended and Restated Bylaws and subject to applicable requirements of the federal securities laws and regulations. Such shareholder’s notice must include the following information, which is qualified by reference to the Company’s Second Amended and Restated Bylaws available at www.univar.com/investors:

•	the following for each recommending shareholder: (i) name and address, (ii) class and number of shares of the Company’s common stock that are beneficially owned, (iii) a representation they are a holder of record entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to propose such nomination, (iv) a representation as to whether such shareholder is intending to join or be part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from shareholders in support of such proposal or nomination, and (v) a description of any derivatives, debt or other instruments or arrangements;

•	the name, age, business address and principal occupation and employment of the recommended nominee;

•	any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Nominating and Corporate Governance Committee;

•	any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable NYSE rules;

•	all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act, including, without limitation, information regarding (1) the recommended nominee’s business experience over the past five years, (2) the class and number of the Company’s shares, if any, that are beneficially owned by the recommended nominee and (3) material relationships or transactions, if any, between the recommended nominee and the Company or management;

•	a description of any business or personal relationships between the recommended nominee and the recommending shareholder(s);

•	a statement, signed by the recommended nominee, (1) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and (2) affirming the recommended nominee’s willingness to be a director and to be named in the proxy statement; and

•	if the recommending shareholder(s) has beneficially owned more than 1% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC.

The Nominating and Corporate Governance Committee will consider individuals recommended by shareholders in the same manner and to the same extent as it considers director nominees identified by other means. The Chairman of the Nominating and Corporate Governance Committee would make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the Nominating and Corporate Governance Committee believes are important for a nominee to possess, including but not limited to attributes that will contribute to the diversity of the Board, as described above. Then, an opportunity would be arranged for the members of the Nominating and Corporate Governance Committee, or as many members as can do so, to meet the potential nominees. The Nominating and Corporate Governance Committee would then select a nominee to recommend to the Board of Directors for consideration and appointment. The Board and Nominating and Corporate Governance Committee have not received director nominations from any shareholders outside the Board or Nominating and Corporate Governance Committee.

How does the Nominating and Corporate Governance Committee consider diversity in selecting Directors?

The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and to its subsidiaries. Selection of an individual reflects demonstrated experience in an area helpful to the Board, including: high level leadership experience in business or administrative activities; specialized expertise in the industry; breadth of knowledge about issues affecting the Company and its subsidiaries; and the ability and willingness to contribute special competencies to Board activities. The Nominating and Corporate Governance Committee also considers personal attributes including: personal integrity; loyalty to the Company and concern for its success and welfare and willingness to apply sound independent business judgment; awareness of a director’s vital role in the Company’s and its subsidiaries’ good corporate citizenship and corporate image; time available for meetings and consultation on Company matters; and a willingness to assume fiduciary responsibilities.

How does the Board determine which directors are considered independent?

The Nominating and Corporate Governance Committee recommended and approved each of the independent Directors to the Board. The Board determined, after considering all of the relevant facts and circumstances relating to the independence of each of the members of the Board and in accordance with the standards for independence set forth in the Guidelines that, pursuant to the applicable requirements of the NYSE and the Securities Exchange Act of 1934, as amended, Richard P. Fox, Richard A. Jalkut, Stephen D. Newlin and Christopher D. Pappas are independent of management and free from any material relationship with the Company and its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company and its subsidiaries) that would interfere with the exercise of his independent judgment as a member of the Board or preclude Richard P. Fox, Richard A. Jalkut, and Christopher D. Pappas from serving as an independent member of the Audit Committee or Stephen D. Newlin from serving as an independent member of the Compensation Committee. The Board considered the commercial activities between the Company and PolyOne Corporation (Mr. Newlin is Executive Chairman) and Trinseo (Mr. Pappas is President and CEO) to be conducted in the ordinary course of business for the last three years (including any currently anticipated transactions) and fall within the NYSE independence standards.

Pursuant to the Guidelines, director independence is reviewed periodically by the Board, based on a review of all relevant information and a recommendation by the Nominating and Corporate Governance Committee.

Mr. Fox serves on the audit committees of three companies in addition to the Audit Committee of the Company. The Board of Directors has determined that such simultaneous service does not impair the ability of Mr. Fox to effectively serve on the Company’s Audit Committee.

On this page and the following page, please also read the following sections: (i) “Are there any other material business relationships with entities associated with the Board of Directors?”, and (ii) “What relationships and policies does the Company have with respect to transactions with related persons?”

Are there any other material business relationships with entities associated with the Board of Directors?

The Equity Sponsors own collectively a majority of the outstanding shares of the Company’s common stock. As a result, the Equity Sponsors exercise significant influence over all matters requiring shareholder approval for the foreseeable future, including approval of significant corporate transactions.

On the following page, please also see the paragraph entitled Stockholders’ Agreement in the section “What relationships and policies does the Company have with respect to transactions with related persons?” This could allow the Equity Sponsors to nominate the entire Board of Directors. In addition, the Company is a “controlled company” for the purposes of the NYSE rules, which provides the Company with exemptions from certain of the corporate governance standards imposed by the NYSE’s rules. These provisions allow the Equity Sponsors to exercise significant control over the Company’s corporate decisions.

The Company’s Third Amended and Restated Certificate of Incorporation and its Second Amended and Restated Bylaws include a number of provisions that could delay or prevent a change in the Board of Directors for so long as the Equity Sponsors control the Company.

The Third Amended and Restated Certificate of Incorporation provides that the Company, on its behalf and on behalf of its subsidiaries, renounce and waive any interest or expectancy in, or in being offered an opportunity to participate in, corporate opportunities that are from time to time presented to the Equity Sponsors, or their respective officers, directors, agents, stockholders, members, partners, affiliates or subsidiaries, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of the Equity Sponsors or their respective agents, stockholders, members, partners, affiliates or subsidiaries will generally be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues, acquires or participates in such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to the Company or its subsidiaries unless, in the case of any such person who is a director or officer, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer. Consequently, the Equity Sponsors may compete with the Company.

Those members of the Board of Directors who are affiliated with the Equity Sponsors may also have indemnification agreements or protections from the Equity Sponsors relating to their service on the Board of Directors. Please also see the immediately following section “What relationships and policies does the Company have with respect to transactions with related persons?”

What relationships and policies does the Company have with respect to transactions with related persons?

The Company has adopted a written policy regarding transactions with related persons. When the Company is a proposed participant in a transaction where a related person, as defined in Item 404 of SEC Regulation S-K, has or will have a direct or indirect material interest, then, in addition to all requirements of the Company’s Code of Conduct and the policy, the related person must promptly disclose to the Chairman of the Audit Committee and the General Counsel of the Company such proposed transaction and all material facts with respect thereto.

No related person transaction shall be consummated or shall continue without the approval or ratification of the Audit Committee. It is the policy of the Company that Directors interested in a related person transaction shall recuse themselves from any such vote. The Audit Committee will consider all factors it deems relevant and will approve or ratify only those that are in, or are not inconsistent with, the best interests of the Company and its stockholders. Set forth below is a summary of certain transactions for the calendar year 2015 among the Company, its directors, executive officers, beneficial owners of more than 5% of any class of the Company’s common stock or preferred stock outstanding before completion of the offering and some of the entities with which the foregoing persons are affiliated or associated in which the amount involved exceeds or will exceed $120,000.

Certain Indebtedness

As of December 31, 2015 approximately $35.6 million of the Term Loans and $80 million of the Company’s Senior ABL Facility were held by affiliates of Goldman, Sachs & Co. Affiliates of Goldman, Sachs & Co. own outstanding common stock as of December 31, 2015 and formerly was the sole holder of the 2018 Subordinated Notes and a significant holder of the 2017 Subordinated Notes.

Stockholders’ Agreement

In connection with the consummation of the initial public offering, the Equity Sponsors and the Company entered into the Fourth Amended and Restated Stockholders’ Agreement, or the Amended and Restated Stockholders’ Agreement. Under the Amended and Restated Stockholders’ Agreement, the CD&R Investor and the CVC Investor are each entitled to nominate (i) three sponsor directors and three independent directors for so long as such investor owns at least 50% of the shares of the Company’s common stock it held on November 30, 2010, or any shares or other securities into which or for which such shares of common stock may have been converted or exchanged in connection with any exchange, reclassification, dividend, distribution, stock split, combination, subdivision, merger, spin-off, recapitalization, reorganization or similar transaction, such shares, “Original Shares,” (ii) two sponsor directors and one independent director for so long as such investor owns at least 25%, but less than 50%, of its Original Shares and (iii) one sponsor director for so long as such investor owns at least 5%, but less than 25%, of its Original Shares. The Temasek Investor has the right to nominate one director for so long as the Temasek Investor owns at least 10% of the outstanding shares of the Company’s common stock. With respect to any vacancy of a CD&R Investor, CVC Investor, or a Temasek Investor-nominated director, the applicable CD&R Investor, CVC Investor or Temasek Investor has the right to nominate his or her replacement. CD&R Investor has the right to nominate the chairman of the Board of Directors for so long as it owns at least 25% of its Original Shares. The Amended and Restated Stockholders’ Agreement contains customary registration rights for the Equity Sponsors’ shares of the Company’s common stock and customary information and access rights.

Consulting Agreements, Indemnification Agreements and Services

CD&R Investor and CVC Investor charged the Company a total of $2.8 million, $5.9 million and $5.2 million in the years ended December 31, 2015, 2014 and 2013, respectively, for advisory services provided to the Company pertaining to strategic consulting. In addition, during the year ended December 31, 2015, there was a contract termination fee of $26.2 million related to terminating consulting agreements between the Company and CVC Investor and CD&R Investor as a result of the initial public offering.

The following table summarizes the Company’s sales and purchases with related parties within the ordinary course of business:

	Year ended December 31,
(in millions)	2015	2014	2013
CVC:
Sales to affiliate companies	$1.9	$9.1	$10.5
Purchases from affiliate companies	8.8	10.2	19.0
CD&R:
Sales to affiliate companies	29.7	20.9	3.5
Purchases from affiliate companies	19.9	21.6	0.4
Temasek:
Sales to affiliate companies	19.8	—	—
Purchases from affiliate companies	0.1	—	—

The following table summarizes the Company’s receivables due from and payables due to related parties:

	December 31,
(in millions)	2015	2014
Due from affiliates	$4.1	$3.9
Due to affiliates	6.6	1.7

The Senior Subordinated Notes were held by indirect stockholders of the Company and are therefore considered due to related parties. The Company also entered into indemnification agreements with the CD&R Investor and the CVC Investor, pursuant to which the Company indemnifies the CD&R Investor and the CVC Investor and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain liabilities arising out of performance of the consulting agreement, securities offerings by Company and certain other claims and liabilities.

The Company performs certain administrative and other corporate services for affiliates of the CVC Investor. The CVC Investor reimburses the Company for the costs of these services, and will pay the Company a fee of approximately $0.1 million for services performed in the year ended December 31, 2015.

Management Investment in Certain Company Affiliates

Certain of the Company’s directors, officers and other senior employees purchased shares in certain of the Company’s indirect stockholders that are affiliates of CVC in connection with the investment in the Company of funds affiliated with CVC on October 11, 2007. Neither the Company nor any of its subsidiaries is a party to those arrangements.

Stock Purchase Agreement

On June 23, 2015, the Temasek Investor entered into a stock purchase agreement pursuant to which it agreed to purchase $350 million of newly issued shares of the Company’s common stock from the Company at a price per share equal to $21.00 per share less the underwriting discounts and commissions (which did not exceed 5.5% per share) in the concurrent private placement. In addition, the Temasek Investor agreed to purchase 5,000,000 shares of the Company’s common stock from Univar N.V., an entity indirectly owned by funds advised by subsidiaries of CVC Capital Partners SICAV-FIS S.A. and certain other investors, and certain other stockholders at a price per share equal to the initial public offering price less the underwriting discounts and commissions (which did not exceed 5.5% per share) in the concurrent private placement. The concurrent private placement closed concurrently with the initial public offering.

How do shareholders or interested parties communicate with the Board?

Pursuant to the Company’s Corporate Governance Guidelines and Directors Communication Policy, shareholder communications to the Board of Directors are conveyed to Mr. Stavropoulos, the Chairman of the Board. Interested parties may direct correspondence to the Company’s headquarters address on the top page 1 of this Proxy Statement. As part of the Company’s Alertline practices, shareholders and other parties may also bring concerns relating to accounting, internal controls or auditing matters to the attention of Mr. Fox, an independent non-management Director, who is Chairman of the Company’s Audit Committee.

Who chairs the Company’s executive sessions?

The Chairman of the Board chairs executive sessions, works on meeting schedules and agendas. Mr. Stavropoulos was the Company’s Chairman of the Board and chaired the executive sessions of the Board during 2015.

What are the Company’s practices on reporting of concerns regarding accounting?

The Company has established practices on reporting of concerns regarding accounting and other matters in addition to the Company Director Communication Policy. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of the Company’s personnel, with respect to accounting, internal accounting controls, auditing matters or other concerns, may (where permitted), in a confidential or anonymous manner, communicate that concern to Company management or through the Company’s Alertline. If any person believes that he or she should communicate with a non-management or independent director, he or she may contact Mr. Fox, Chairman of the Company’s Audit Committee. The Alertline permits the interested party to directly contact Mr. Fox and reports can be made via a web submission or telephone numbers. Please contact the Company’s Legal Compliance Office for the local phone contact or independent reporting site.

What are the Company’s Corporate Governance Guidelines and Ethics Policies?

•	Board Committee Charters. The Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors operate pursuant to written charters. The Audit committee charter is attached as Appendix A. Each charter is available on the Company’s Web site at www.univar.com/investors.

•	Corporate Governance Guidelines. The Board of Directors has documented its corporate governance principles in the Guidelines, which were adopted to reflect certain best practices and requirements of the NYSE. The Guidelines are available on the Company’s Web site at www.univar.com/investors.

•	Code of Conduct and Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Univar’s Code of Conduct emphasizes the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Conduct applies to the Board of Directors and to all employees of the Company including the principal executive officer, the principal financial officer and the principal accounting officer. Univar’s executive and financial officers also adhere to Univar’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Periodically, the Directors, officers and certain management employees in the Company are required to complete a conflict of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct and Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available on the Company’s Web site at www.univar.com/investors or by contacting the Secretary to receive a written copy.

What other significant Board practices does the Company have?

•	Private Executive Sessions. The non-management members of the Board of Directors conduct executive session meetings during the majority of their quarterly meetings in which no member of management is present to discuss any matter selected by a member. Further, the Company’s independent directors conduct meetings periodically as required by SEC standards and the Company’s Corporate Governance Guidelines.

•	Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•	Board and Committees Self-Evaluations. The Board has an annual self-evaluation process, which is completed by each member of the Board. This assessment focuses on the Board’s contribution to the Company and the Board’s process and procedures. In addition, the Audit, Compensation and Nominating and Corporate Governance Committees also conduct a similar annual self-evaluation, each of which are reviewed by the relevant Committee Chairman. The results of Board evaluations are reviewed by the Nominating and Corporate Governance Committee and the Board may take action based on noted weaknesses.

What access do the Board and Board Committees have to management and to outside advisers?

•	Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•	Access to Outside Advisers. The Board and its Committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Corporate Governance Committee has the authority to retain search firms to be used to identify director candidates. The Compensation Committee has the authority to retain compensation consultants for advice on executive compensation matters.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1: ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Who are this year’s nominees?

The Board of Directors consists of twelve members, divided into three classes. The Class I Directors are up for election at this annual meeting. The terms of the Class I Directors elected at this meeting will expire at the 2019 annual meeting. Mr. Jalkut will not be standing for re-election at this annual meeting and the size of the Board of Directors will be reduced to eleven members. The Board of Directors has nominated the following individuals as Class I Directors, for election at the Annual Meeting:

•	Mr. Mark J. Byrne;

•	Mr. Christopher J. Stadler; and

•	Mr. William S. Stavropoulos.

If elected, the Company expects that Mr. Byrne, Mr. Stadler and Mr. Stavropoulos will serve as Class I Directors and hold office until the 2019 annual meeting of shareholders and until their respective successors have been duly elected and qualified.

There are no family relationships among any of the directors and executive officers of the Company. See “What relationships and policies does the Company have with respect to transactions with related persons?” at page 14. Director ages are as of the date of this proxy statement.

Biographical information about each of the nominees, including their present occupations and business experience, follows. The Board recommends that you vote “FOR” the election of these nominees.

Mark J. Byrne Age 59 Director of the Company since 2014

Mr. Byrne joined Univar in December 2010 and serves as a member of the Board of Directors of the Company and was a consultant to the Company in 2015. He served as the Chairman of Commodities from February 2014 through January 2015. From February 2013 to January 2014, he was the Executive Chairman of Univar Basic Chemical Solutions (BCS). From December 2010 to September 2011, he served as Chief Operating Officer of Univar. Prior to Univar, Mr. Byrne served as the President and Chief Executive Officer of BCS, a company he co-founded in 1995. Under Mr. Byrne’s leadership, BCS grew to become a company with global operations and nearly $900 million in 2009 sales revenue. Prior to BCS, Mr. Byrne began his career in 1980 at AlliedSignal (now Honeywell) where he held roles in several functional areas, culminating as President of AlliedSignal’s Fluorine Products Division. Mr. Byrne holds a Bachelor of Science in Economics and Finance and Masters in Business Administration from Fairleigh Dickinson University.

Qualifications: Mr. Byrne has broad managerial and operational experience in the chemical distribution and basic chemicals markets – the Company’s principal areas of business. He also brings to the Board his deep experience with BCS which was acquired by the Company in 2010.

Christopher J. Stadler Age 51 Director of the Company since 2007	Mr. Stadler has been a director since October 2007. Since March 2007, he has been Managing Partner of CVC Capital Partners, a private equity and investment firm. From 1996 to 2007, Mr. Stadler served as Managing Director and Head of Corporate Investment North America of Investcorp

International, Inc., an investment company. Mr. Stadler currently serves on several private company boards and previously served on the board of Saks Incorporated. He holds a B.A. degree from Drew University and a MBA from Columbia University.

Qualifications: Mr. Stadler has extensive experience on the Company’s Board, as well as service on other multinational company boards. He brings to the Company broad experience in corporate finance, mergers and acquisitions, compensation and corporate governance, in addition to his long familiarity with the Company.

William S. Stavropoulos Age 76 Director of the Company since 2010

Mr. Stavropoulos has served as Univar’s non-executive chairman since November 2010. Since 2006, he has been an Advisory Partner to Clayton, Dubilier & Rice, a global private equity firm. Mr. Stavropoulos is currently Chairman Emeritus of the board of directors of The Dow Chemical Company, a diversified chemical company. From 2000 to 2006, he served as Chairman of Dow; from 2002 to 2004 he was Chairman and Chief Executive Officer of Dow; from 1995 to 2000 he was President and Chief Executive Officer of Dow; and from 1993 to 1995, he was President and Chief Operating Officer of Dow. In a career spanning 39 years at Dow, Mr. Stavropoulos also served in a variety of positions in research, marketing and general management and was a member of the board of directors of Dow from July 1990 to March 2006. He is a director of Teradata Corporation, and is on the Advisory Board for Metalmark Capital LLC. He is a trustee to the Fidelity Group of Funds. Mr. Stavropoulos is the President and Founder of the Michigan Baseball Foundation. He is a past board member of Maersk Inc., and Tyco Inc. Mr. Stavropoulos is past Chairman of the American Chemistry Council, Society of Chemical Industry, and American Plastics Council. He earned a B.S. degree from Fordham University and a doctorate in medicinal chemistry from the University of Washington.

Qualifications: Mr. Stavropoulos’ tenure as an executive officer and chief executive officer at a leading chemical company allows him to bring an enormous wealth of experience on all matters impacting the Company: strategic, management, operational, functional and financial. His service on multiple public company boards also permits him to contribute to the Company’s governance and the functioning of its Board and Committees.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies will be voted for a substitute nominated by the Board of Directors.

What vote is required to elect Directors?

A plurality of the votes cast at the annual meeting is required for the election of directors. This means that the three nominees receiving the highest number of “FOR” votes cast at the meeting will be elected.

Who are the other Directors?

The other Directors of the Company whose terms of office continue after this annual meeting are listed below. Each of these Directors will serve until the annual meeting of shareholders in the year indicated and until their respective successors have been elected and qualified.

Class II Directors Term Expiring in 2017

Mr. J. Erik Fyrwald Age 56 Director of the Company since May 2012

Mr. Fyrwald joined Univar in May 2012 and has served as Univar’s President and Chief Executive Officer and a Director. From December 2011 to May 2012, Mr. Fyrwald was President of Ecolab Inc., a cleaning and sanitation products and services provider. From February 2008 to December 2011, Mr. Fyrwald was Chairman, President and Chief Executive Officer of Nalco Holding Company, a supplier of water treatment and process improvement services, chemicals and equipment programs. From 2003 to 2008, Mr. Fyrwald served as Group Vice President of the Agriculture and Nutrition Division of E.I. du Pont de Nemours and Company, a supplier of basic materials and products and services. Mr. Fyrwald serves on the board of directors for Eli Lilly and Company and Amsted Industries. He holds a chemical engineering degree from the University of Delaware and completed the Advanced Management Program at Harvard Business School.

Qualifications: Mr. Fyrwald has a strong record of operational and strategic leadership in three complex worldwide businesses. He is an engineer by training and has CEO experience with Nalco Holding Company and public board experience with Eli Lilly and Company.

Mr. Lars Haegg Age 50 Director of the Company since October 2013

Mr. Haegg has been a director since October 2013. Since 2012, Mr. Haegg has served as the Senior Managing Director of Operations at CVC Capital Partners. Prior to joining CVC, Mr. Haegg spent over 14 years in the role of Head of Post Acquisition activities in North America with Investcorp, a leading provider and manager of alternative investment products, serving high-net-worth private and institutional clients. Before Investcorp, Mr. Haegg served retail, media, and technology clients while working at McKinsey and Company, a trusted advisor and counsellor to many of the world’s most influential businesses and institutions. He holds a B.A. degree in Business Administration from The University of Texas at Austin and an MBA from Harvard Business School.

Qualifications: Mr. Haegg brings to the Company experience in corporate finance, capital markets, mergers and acquisitions and post-acquisition integration. His consulting experience with many large businesses, as well as his service on boards of directors and board committees, permits him to assist the Company with, among other things, operational, financial and governance matters.

Ms. Juliet Teo Age 46 Director of the Company since July 2015	Juliet Teo has been a Director since July 2015. Since April 1996, Ms. Teo has been with Temasek, a global investment company based in Singapore. She is currently Managing Director, Investment, with primary responsibility for Transport and Logistics investments. During her 19-year tenure at Temasek, Ms. Teo has been involved in originating, evaluating, and managing investment opportunities across a broad range of sectors, including Financial Services, Telecommunications, Media & Technology, and Transport and Logistics. She has also been involved in shaping various institutional initiatives within Temasek including organizational structures, talent development, and governance framework. Prior to joining Temasek, Ms. Teo was with Singapore Press Holdings. She received a bachelor’s degree in business administration from the National University of Singapore, and is a CFA charterholder.

Qualifications: Ms. Teo has deep experience in acquisitions, financing and capital transactions in many industries. She brings to the Company a broad understanding of operational and financial issues faced by businesses like the Company; and, among other things, she offers keen insights on the Company’s business development and acquisition activities.

Mr. David H. Wasserman Age 49 Director of the Company Since November 2010	Mr. Wasserman has been a director since November 2010. Since 1998, Mr. Wasserman has been with Clayton, Dubilier & Rice, a global private equity firm. Before joining CD&R, Mr. Wasserman worked in the principal investment area at Goldman, Sachs & Co., an investment banking and securities firm, and as a management consultant at Monitor Company, a strategy consulting firm. At CD&R, Mr. Wasserman has been involved in a broad range of transactions including leading CD&R’s acquisitions of Hertz from Ford Motor Company, the carve-out of Culligan Ltd. from Veolia Environment and the acquisition of ServiceMaster Global Holdings, Inc. In addition to serving as a director at Univar, Mr. Wasserman currently is a director at SiteOne Landscape Supply, ServiceMaster, and Solenis. He previously served on the boards of Kinko’s, Inc., Covansys Corporation, Culligan, Hertz, and ICO Global Communications (Holdings) Limited, currently known as Pendrell Corporation. He is a graduate of Amherst College and holds an MBA from Harvard Business School.

Qualifications: Mr. Wasserman brings to the Company extensive knowledge of the capital markets, experience as a management consultant and experience as a director of other chemicals, services and distribution businesses. In addition to having broad knowledge of the types of operational, compensation and management issues faced by the Company, his service on other boards permits him to assist the Company with its governance and activities as a public company.

Class III Directors Term Expiring in 2018

Mr. Richard P. Fox Age 68 Director of the Company since October 2007

Mr. Fox has been a director since October 2007. Since 2001, Mr. Fox has served as a consultant and outside board member to companies in varying industries. From 2000 to 2001, he was President and Chief Operating Officer of CyberSafe Corporation, a provider of e-security solutions and services. Prior to joining CyberSafe, Mr. Fox was Chief Financial Officer and a member of the board of directors of Wall Data, Incorporated, a software company. Mr. Fox spent 28 years at Ernst & Young LLP, last serving as Managing Partner of its Seattle office. He serves on the boards of directors of Acxiom Corporation, ServiceMaster, and Pinnacle West Capital Corporation. Mr. Fox previously served on the boards of Pendrell Corporation, Orbitz Worldwide, aQuantive Inc., Shurgard Storage Centers Inc., PopCap Games and Flow International. Mr. Fox received a B.A. degree in Business Administration from Ohio University and an MBA from the Fuqua School of Business at Duke University. He is a Certified Public Accountant.

Qualifications: As a result of his extensive accounting and financial management experience, Mr. Fox has a deep understanding of financial reporting processes, internal accounting and financial controls, independent auditor engagements, and other audit committee and board functions. Mr. Fox’s financial, accounting and management expertise, along with his experience on other boards, qualify him to serve as a director on Univar’s board of directors.

Mr. George K. Jaquette Age 41 Director of the Company since November 2010

Mr. Jaquette has been a director since November 2010. Since 1999, he has been with Clayton, Dubilier & Rice, a global private equity firm. Mr. Jaquette is principally engaged in sourcing and evaluating investment opportunities and has been involved in a broad range of transactions, including the acquisition and subsequent sale of VWR, Diversey, AssuraMed, and PharMedium. In addition to serving as a director at Univar, he is currently a director of Solenis and formerly a director of VWR, Diversey and HGI Holdings, Inc. Prior to joining CD&R, he worked in the principal investment area and investment banking division of Goldman, Sachs & Co. He also worked at K Capital Management, a multi-strategy investment firm. Mr. Jaquette earned a B.S. degree from Bucknell University and an MBA from Harvard Business School.

Qualifications: Mr. Jaquette has broad experience in complicated capital and financing transactions, mergers and acquisitions and post-acquisition integration. His service on the boards of other multinational chemicals and distribution businesses permits him to assist the Company with operational, financial, management and governance matters.

Mr. Stephen D. Newlin Age 63 Director of the Company since December 2014	Mr. Newlin is Executive Chairman of the Board of Directors of PolyOne Corporation, the world’s premier provider of specialty polymer materials, services and solutions. Mr. Newlin served as chairman, President and CEO of PolyOne from 2006 – 2014, leading its transformation into a leading global specialty company. From 2003 to 2006, Mr. Newlin served as President, Industrial Sector of Ecolab, Inc. He served as President and Director at Nalco Chemical Company from 1998 to 2001 and was President, Chief Operating Officer and Vice

Chairman from 2000 to 2001. His employment with Nalco spanned nearly 24 years. Mr. Newlin earned a bachelor’s degree in civil engineering from the South Dakota School of Mines & Technology. He completed both the Tuck Executive Program at Dartmouth College and the Harvard Business School Advanced Management Program. In addition to his election to Univar Inc.’s Board of Directors in December 2014, Mr. Newlin served on the board of directors of Black Hills Corporation (NYSE: BKH), and currently serves on the boards of directors of Chemours Co. (NYSE: CC) and Oshkosh Corporation (NYSE: OSK). He also serves on the board of governors for Firestone Country Club and is a member of the Ohio Business Roundtable. He is a recipient of the Distinguished Alumni Award from the South Dakota School of Mines & Technology.

Qualifications: Mr. Newlin’s extensive experience as an executive and chief executive of multinational companies permits him to bring to the Company a deep insight of the management of all elements of a global business. His service on other public company boards and his keen understanding of international business and regulatory issues is also a great asset for the Company.

Christopher D. Pappas Age 60 Director of the Company since May 2015

Mr. Pappas joined the board of directors in May 2015. Since the sale of Trinseo, a leading global materials company, to Bain Capital Partners in June 2010, Mr. Pappas has served as its President and Chief Executive Officer. From July 2000 to November 2009, Mr. Pappas was an executive at NOVA Chemicals Corporation, a developer and manufacturer of chemicals, plastic resins, and end-products, where he assumed executive roles with increasingly global responsibilities, including President and Chief Executive Officer from May 2009 to November 2009. Mr. Pappas also serves on the board for Trinseo S.A. and FirstEnergy Corporation, a diversified energy company dedicated to safety, reliability and operational excellence. Previously, he has served on the Board of Directors for Methanex Corp., NOVA Chemicals Corporation, and Allegheny Energy, Inc. Mr. Pappas holds a bachelor’s degree in civil engineering from The Georgia Institute of Technology, and an M.B.A. from The Wharton School of Business at The University of Pennsylvania.

Qualifications: Mr. Pappas’s executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. Pappas’s general corporate decision-making and senior executive experience with a commodity-based business provides a useful background for understanding the operations of Univar.

PROPOSAL 2: RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Proxy Card)

What am I voting on?

The Audit Committee of the Board selected the Independent Registered Public Accounting Firm of Ernst & Young LLP (“Ernst & Young”) to conduct the independent audit for the year ending December 31, 2016. Although shareholder ratification of the appointment is not required, the Board has decided to ascertain the position of the shareholders on the appointment. The Audit Committee will reconsider any appointment if Ernst & Young is not ratified by the shareholders. The Board and the Audit Committee recommend that you vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for 2016.

Will representatives of Ernst & Young LLP be present at the meeting?

Representatives of Ernst & Young will be present at the annual meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. If the selection of Ernst & Young is not ratified, the Audit Committee will reconsider the selection of an Independent Registered Public Accounting Firm.

What fees did the Company pay to Ernst & Young LLP for audit and other services for the years ended December 31, 2015 and 2014?

Ernst & Young served as the Company’s Independent Registered Public Accounting Firm for the years ended December 31, 2015 and 2014. The following table presents fees for professional services rendered by Ernst & Young, the Company’s Independent Registered Public Accounting Firm in 2015 and 2014, for the audit of the Company’s annual financial statements for 2015 and 2014, and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young for 2015 and 2014.

	2015 (in millions)	2014 (in millions)
Audit fees (1)	$2,845,000	$2,845,000
Audit-related fees (2)	$375,000	$350,000

Audit and audit-related fees	$3,220,000	$3,195,000
Tax fees	—	—
All other fees	—	—

Total fees	$3,220,000	$3,195,000

(1)	Audit fees for 2015 and 2014 include fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in the Company’s quarterly reports and statutory audits.
(2)	Audit-related fees for 2015 were in conjunction with the initial public offering and debt offering of $400 million of unsecured notes. Audit-related fees for 2014 were in conjunction with the S-1.

To safeguard the continued independence of the independent auditors, the Audit Committee has adopted a pre-approval policy for pre-approval of audit and non-audit services from the Company’s independent auditor. This policy is intended to prevent the independent auditors from providing services to the Company that are prohibited under Section 10A(g) of the Exchange Act and to ensure the independent auditor maintains its independence. This policy also provides that the independent auditors are only permitted to provide services to the Company and its subsidiaries that have been pre-approved by the Audit Committee; provided, however, that, pursuant to the policy, the Audit Committee has delegated authority to the Chairman of the Audit Committee for services which will not exceed $250,000, who must then provide a report to the full Audit Committee at its next scheduled meeting. Pursuant to the policy, all audit and non-audit services provided by the Company’s independent auditor require either specific advance approval by the Audit Committee (or its designee) or compliance with the pre-approval policy. The Company’s management shall inform the Audit Committee of each service by the independent auditor performed pursuant to the pre-approval policy. All of the services performed by Ernst & Young LLP during the year ended December 31, 2015 and December 31, 2014 were approved or pre-approved in accordance with policies of the Audit Committee and the Company in advance by the Audit Committee pursuant to the pre-approval policy.

The Company’s Pre-Approval Policy setting forth the Company’s policy for pre-approval of audit and non-audit services is part of the Audit Committee Charter, which is attached as Appendix A and can also be found at the Company’s Web site at www.univar.com/investors.

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee as of the date these proxy materials were first sent or made available to shareholders are Mr. Richard P. Fox, Chairman, Messrs. Lars Haegg, Richard A. Jalkut, George J. Jaquette, and Christopher D. Pappas. The Board of Directors has determined that each of Messrs. Fox, Jalkut and Pappas are “independent” within the meaning of the applicable rules of both the NYSE and the SEC. The Board of Directors has also determined that each member of the Committee is financially literate and that Mr. Fox is an “audit committee financial expert” within the meaning of the rules of the SEC.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter. The charter is attached as Appendix A and is available on the Company’s Web site at www.univar.com/investors.

What are the responsibilities of the Audit Committee?

The Company’s Audit Committee is responsible, among other things, to: (1) make decisions about the appointment or replacement of an Independent Registered Public Accounting Firm (the “independent auditor”), (2) pre-approve any work performed by such independent auditor, (3) assist the Board in monitoring the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditors, the Company’s internal audit function and the Company’s compliance with its Code of Conduct, (4) annually review an independent auditor’s report describing, among other things, the auditing firm’s internal quality-control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, (5) discuss and review the annual audited financial and quarterly statements with management and the independent auditor (including disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), review and approve financial information before submission to the SEC and monitor the Company’s Sarbanes-Oxley internal control compliance on an annual basis, (6) discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discuss policies with respect to risk assessment and risk management, (8) meet separately, periodically, with management, the internal auditors and the independent auditor, (9) review with independent auditor any audit problems or difficulties with management’s responses, (10) set clear hiring policies for employees or former employees of the independent auditors, (11) annually review the adequacy of the Audit Committee’s written charter, (12) prepare any report or other disclosure by the Audit Committee required to be included in any proxy statement under the rules of the SEC, (13) handle such other matters as delegated to the Audit Committee by the Board of Directors, (14) report regularly to the full Board of Directors, and (15) self-evaluate the performance of the Audit Committee.

The Committee met seven times during 2015. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks, including, without limitation, review and pre-approval of earnings releases and securities filings. The Committee’s meetings include, whenever appropriate, private sessions with the independent auditors and with the internal auditors, in each case without the presence of the Company’s management.

The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During 2015, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the Committee. These reviews include discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee has also discussed with Ernst & Young matters relating to its independence, including a review of audit and non-audit fees and written disclosures from Ernst & Young to the Committee pursuant to applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence and conducted a 2015 performance evaluation of the independent auditor.

Has the Audit Committee made a recommendation regarding the audited financial statements for the year ended December 31, 2015?

Based on the Committee’s discussion and review with management and the independent auditors and the Committee’s review of the representations of management and the written disclosures and report of the independent auditors to the Board of Directors, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Who furnished this report?

This report has been furnished by the members of the Audit Committee:

Richard P. Fox, Chairman

Lars Haegg

Richard A. Jalkut

George J. Jaquette

Christopher D. Pappas

STOCK OWNERSHIP INFORMATION

Who are the Company’s largest shareholders?

The following tables and accompanying footnotes show information regarding the beneficial ownership of the Company’s common stock as of March 15, 2016:

•	Each of the entities which have reported to the Securities and Exchange Commission (“SEC”) or have advised the Company that they are a “beneficial owner,” as defined by the SEC’s rules and regulations, of more than 5% of the Company’s outstanding Common Stock.

•	Each member of the Board of Directors and each of the Company’s executive officers; and

•	All members of the Board of Directors and the Company’s executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 137,962,212 shares of common stock outstanding as of March 15, 2016.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o Univar Inc., 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515.

CERTAIN BENEFICIAL OWNERS

Based on ownership reports filed with the SEC, the firms listed below are the only beneficial owners of more than 5 percent of Company’s outstanding common stock as of December 31, 2015.

Name of Beneficial Owner	Shares of Common Stock Owned (4)	Percent
CD&R Univar Holdings, L.P. and related funds (1)	40,585,412	29.42%
Univar N.V. and related funds (2)	28,813,213	20.88%
Dahlia Investments Pte. Ltd. and related funds (3)	22,641,230	16.41%
J. Erik Fyrwald (5)(6)(7)	1,881,899	1.36%
Mark J. Byrne (6)(8)(9)	306,890	*
Richard P. Fox (8)	4,546	*
Lars Haegg	0	0
Richard A. Jalkut (8)	4,546	*
George K. Jaquette	0	0
Stephen D. Newlin (8)	9,092	*
Christopher D. Pappas (8)	39,092	*
Christopher J. Stadler	0	*
William S. Stavropoulos (8)	4,546	*
Juliet Teo	0	0
David H. Wasserman	0	0
Carl J. Lukach (6)	80,669	*
Michael Hildebrand (6)	83,568	*
David Jukes (6)(7)	153,299	*
Stephen N. Landsman (6)	228,453	*
Jason Grapski	0	0
W. Terry Hill (6)	159,242	*
All directors and executive officers as a group (21 persons) (10)	3,433,667	2.49%

*	Share ownership does not exceed one percent.
(1)	This information is based solely on Schedule 13D filed jointly on July 1, 2015 by CD&R Univar Holdings, L.P., CD&R Associates VIII, Ltd., CD&R Associates VIII, L.P., and CD&R Investment Associates VIII, Ltd. (“CD&R Holdings”). The Schedule 13D indicates that as of June 23, 2015, CD&R Holdings was the beneficial owner with shared voting power as to 40,585,412 shares and shared dispositive power as to 40,585,412 shares. CD&R Associates VIII, Ltd., as the general partner of CD&R Holdings, CD&R Associates VIII, L.P., as the sole stockholder of CD&R Associates VIII, Ltd., and CD&R Investment Associates VIII, Ltd., as the general partner of CD&R Associates VIII, L.P., may each be deemed to beneficially own the shares held by CD&R Univar Holdings, L.P. CD&R Investment Associates VIII, Ltd. is managed by a two-person board of directors. Donald J. Gogel and Kevin J. Conway, as directors of CD&R Investment Associates VIII, Ltd., may be deemed to share beneficial ownership of the shares of the shares held by CD&R Holdings. Such persons expressly disclaim such beneficial ownership. Investment and voting decisions with respect to such shares are made by an investment committee of limited partners of CD&R Associates VIII, L.P., currently consisting of more than ten individuals, or the Investment Committee. All members of the Investment Committee expressly disclaim beneficial ownership of the shares held by CD&R Holdings. Each of CD&R Associates VIII, Ltd., CD&R Associates VIII, L.P. and CD&R Investment Associates VIII, Ltd. expressly disclaims beneficial ownership of the shares held by CD&R Holdings. The address for each of CD&R Holdings, CD&R Associates VIII, Ltd., CD&R Associates VIII, L.P. and CD&R Investment Associates VIII, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(2)

This information is based solely on Schedule13D filed jointly on July 1, 2015 by Univar N.V., Ulysses Finance S.a r.l., Ulysses Luxembourg S.a r.l., Ulysses Participation S.a r.l., CVC European Equity Partners

IV (A) L.P., CVC European Equity Partners IV (B) L.P., CVC European Equity Partners IV (C) L.P., CVC European Equity Partners IV (D) L.P., CVC European Equity Partners IV (E) L.P., CVC European Equity Partners Tandem Fund (A) L.P., CVC European Equity Partners Tandem Fund (B) L.P., CVC European Equity Partners Tandem Fund (C) L.P., CVC European Equity IV (AB) Limited, CVC European Equity IV (CDE) Limited, and CVC European Equity Tandem GP Limited (collectively “Univar NV”). The Schedule 13D indicates that as of June 23, 2015, Univar N.V. was the beneficial owner with shared voting power as to 28,813,213 shares and shared dispositive power as to 28,813,213 shares. In addition, certain current and former members of management own approximately 8.06% of the outstanding equity of Ulysses Luxembourg S.à.r.l. CVC Capital Partners Advisory (U.S.), Inc. and related funds have sole voting and dispositive power over all shares of the Company’s common stock owned by Univar N.V. Parcom and the current and former members of management that own equity of Ulysses Luxembourg S.à.r.l. disclaim beneficial ownership of any shares of the common stock of the Company held by Univar N.V.
(3)	This information is based solely on Schedule13D filed jointly with the SEC on July 6, 2015 by Dahlia Investments Pte. Ltd., Thomson Capital Pte. Ltd., Tembusu Capital Pte. Ltd., and Temasek Holdings (Private) Limited (collectively “Dahlia”). The Schedule 13D indicates that as of June 23, 2015, Dahlia was the beneficial owner with shared voting power as to 22,636,684 shares and shared dispositive power as to 22,636,684 shares. Does include 4,546 restricted shares issued to Dahlia, as assignee of compensation payable to a member of Univar Inc.’s board of directors associated with Dahlia, pursuant to her service as director of Univar Inc.
(4)	Does not include unvested restricted stock units, which do not carry voting rights prior to the issuance of shares on settlement of the awards.
(5)	Includes, with respect to J. Erik Fyrwald: (i) 20,000 shares owned by his wife, for which he disclaims beneficial ownership, and (ii) 579,538 shares held in family trusts.
(6)	Includes stock options exercisable within 60 days from March 15, 2016: (i) Mr. Byrne 251,953, (ii) Mr. Fyrwald 894,432 options, (iii) Mr. Lukach 31,494, (iv) Mr. Hildebrand 83,568, (v) Mr. Jukes 128,103, (vi) Mr. Landsman 173,062, and (vii) Mr. Hill 139,242.
(7)	Includes restricted stock that the NEO has the right to vote even though the shares do not vest within sixty days of March 15, 2016: (i) Mr. Fyrwald 125,977, and (ii) Mr. Jukes 12,598.
(8)	The Company’s non-management Directors each received an award of 4,546 restricted shares on June 23, 2015. Additionally, Messrs. Newlin and Pappas received an additional 4,546 restricted shares as new directors on June 23, 2015. These restricted shares will not vest until the first annual meeting date and are reflected in the Stock Ownership Table as the directors have the right to vote the shares.
(9)	The common stock is owned by Cypress Forest Capital LLC. Mr. Byrne is a manager of Cypress Forest Capital LLC (“CFC”), which is majority owned by The Mark and Barbara Byrne Revocable Living Trust created UTA dated September 24, 2002, as amended (the “BRT”). BRT is a trust established by Mr. Byrne and his wife. Mr. Byrne is both a trustee and a beneficiary. The remaining equity interest in CFC is owned by The Byrne Family Irrevocable Children’s Trusts (“BFTs”) for the benefit of Mr. Byrne’s children. Mr. Byrne is neither a trustee nor a beneficiary of the BFTs and disclaims beneficial ownership in the proportional interest of Univar shares owned indirectly by the BFTs.
(10)	Includes the following: (i) stock options exercisable within 60 days from March 15, 2016 in the amount of 44,092 for Mr. Fuller and 18,896 stock for Mr. Ramesh, (ii) 165 shares owned by Mr. Oversby’s children, for which he disclaims beneficial ownership, and (ii) 25,196 restricted stock that Mr. Oversby has the right to vote even though the shares do not vest within sixty days of March 15, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the directors, executive officers and persons who own more than 10% of the outstanding shares of Univar common stock to file with the SEC reports of their ownership and changes in their ownership of the Company’s common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish the Company with copies of all ownership reports they file with the SEC. To the Company’s knowledge, all Section 16(a) filing requirements were met during 2015 except for the following: (i) one transaction on June 23, 2015 required to be reported on a Form 3 for Dahlia Investments

Pte. Ltd. filed on July 6, 2015, (ii) one transaction on February 24, 2016 required to be reported on a Form 4 for Dahlia Investments Pte. Ltd. filed on March 1, 2016, and (iii) two Form 4s for the acquisition of 215 shares of common stock by Mr. Christopher Oversby, President—Global Oil & Gas and Mining and three of his sons on June 18, 2015 and his fourth son on August 14, 2015 filed late as a Form 5 on February 12, 2016.

EXECUTIVE OFFICERS

The following table sets forth information about the Company’s executive officers as of March 15, 2016.

Name	Age	Office	Positions Held Since January 1, 2011
J. Erik Fyrwald	56	President and Chief Executive Officer	May 2012 to present served as Univar’s President and Chief Executive Officer and a Director. December 2011 to May 2012 served as President of Ecolab Inc., a cleaning and sanitation products and services provider. From February 2008 to December 2011 served as Chairman, President and Chief Executive Officer of Nalco Holding Company, a supplier of water treatment and process improvement services, chemicals and equipment programs.

Carl J. Lukach	60	Executive Vice President, Chief Financial Officer	December 2014 to present served as Executive Vice President, Chief Financial Officer of Univar. Prior to Univar, a 34-year career at DuPont. Most recently served as Vice President of Treasury, Tax and Investor Relations for DuPont’s Performance Chemicals Company. Prior to that held numerous finance and business leadership positions, including Vice President of Investor Relations, and President of DuPont East Asia.

George J. Fuller	52	Executive Vice President, Global Sourcing and Basic Chemicals	April 2015 to present served as Executive Vice President, Global Sourcing and Basic Chemicals. March 2013 to April 2015 served Senior Vice President; President—Basic Chemical Solutions of Univar. November 2012 to February 2013, served as Executive Vice President, Hydrite Chemical Co., a leading provider of chemicals and related services in North America. From 2010 to 2012 served as Vice President of Sales and Procurement at Hydrite.

Michael Hildebrand	50	President, Canada and Global Agriculture and Environmental Sciences	October 2014 to present served as President of Canada, Global Agriculture and Environmental Sciences (AGES) for Univar. January 2013 to October 2014 served as Vice President Global Agriculture & Environmental Sciences for Univar. December 2010 to January 2013, Vice President of Human Resources for Univar Canada.

David Jukes	56	President, EMEA, APAC, and Latin America	September 2015 to present served as President, Univar EMEA, Latin America and Asia Pacific. January 2011 to September 2015 served as President, Univar EMEA.

Stephen N. Landsman	56	Executive Vice President, General Counsel and Secretary	June 2013 to present served as Executive Vice President, General Counsel and Secretary of Univar. 2003–2013 served as Vice President, General Counsel, and Corporate Secretary of Nalco Holding Company.

Name	Age	Office	Positions Held Since January 1, 2011
Christopher Oversby	56	President, Global Oil, Gas & Mining	November 2012 to present served as President, Global Oil, Gas and Mining. May 2008 to October 2012 served as Vice President & General Manager, Oil and Mining Services, Clariant AG, a leading specialty chemical company.

Dr. Manian Ramesh	58	Executive Vice President, Business Development	March 2014 to present served as Executive Vice President Business Development. December 2011 to February 2013 served as Chief Technology Officer for Water and Energy Services at Ecolab Inc. 2007 to 2011 served as Chief Technology Officer of Nalco Holding Company.

Erik Viens	57	Senior Vice President, Chief Information Officer	September 2013 to present served as Senior Vice President, Chief Information Officer of Univar. 2010 to September 2013 served as Executive Vice President of Technology and CIO for the Academy of Art University, San Francisco, CA, the largest art and design university in the United States.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Univar’s compensation discussion and analysis provides information regarding the Company’s compensation philosophies, plans and practices and the governance of those matters. This section also provides information about the material elements of compensation that were paid to or earned by the Company’s “named executive officers” for fiscal year 2015, or NEOs, who consist of the principal executive officer, the principal financial officer, the three other most highly compensated executive officers and two other individuals who would have met the most highly compensated level but who left the Company during 2015, as follows:

•	J. Erik Fyrwald, President and Chief Executive Officer

•	Carl J. Lukach, Executive Vice President and Chief Financial Officer

•	Stephen N. Landsman, Executive Vice President, General Counsel and Secretary

•	Michael Hildebrand, President, Canada and Global Agriculture and Environmental Sciences

•	David Jukes, President EMEA, APAC, and Latin America

•	W. Terry Hill, Former Executive Vice President Supplier Relations

•	Jason Grapski, Former Sr. Vice President, Commercial Operations

The Company’s compensation philosophy centers on pay-for-performance without encouraging inappropriate risk. The Company seeks to provide compensation and benefit programs that reward its officers’ and leadership teams’ performance, support its business, strategies objectives, and financial goals, and attract, retain and develop individuals with necessary expertise and experience to manage the business for the best interest of its shareholders. The Company’s incentive programs are designed to encourage performance and results that will create value for it and its shareholders while avoiding unnecessary risks.

The Company also monitors broader trends and philosophies guiding compensation programs and decisions and has implemented changes that are responsive to such trends. Specifically in 2015, in connection with its initial public offering (“IPO”), the Company eliminated perquisites for U.S. based executive officers, supported development of a public company peer group, adopted clawback, stock ownership and equity grant date policies and began implementing new practices for executive compensation governance. The Company uses incentive plans that are tied to financial performance metrics that the Compensation Committee (the “Committee”) believes is most impactful to shareholder value such as Compensation Adjusted EBITDA, free cash flow, and average working capital, among others, which are defined and described in more detail below under the section “Annual Cash Incentives.”

2015 Company Performance

Despite significant headwinds created by the steep decline in oil and gas prices and a strong U.S. dollar, the Company delivered strong results in 2015 by taking several strategic actions to drive growth in key markets and services, together with a focus on commercial excellence and productivity improvements. These actions helped generate a significant year-over-year improvement in cash flow from operations, which was largely used to fund capital expenditures and the six acquisitions that the Company completed during 2015. In addition to the completion of its initial public offering, the Company also refinanced its credit facilities and bonds achieving substantial savings and reached the best safety performance level in its history (well ahead of industry averages).

The table below details key 2015 Company results, compared to the 2014 and 2013 fiscal years.

(in millions $USD)

Measure	2015	2014	2013
Adjusted EBITDA*	$600.1	$641.7	$598.2
Net Income	$16.1	$(20.1)	$(82.3)
Net Cash Provided from Operating Activities	$356	$126.3	$289.3
*	Does not reflect currency adjustments.

2015 Pay and Performance Alignment

The Company’s executive compensation programs are designed to link pay with performance. While on balance the Company performed well, 2015 was a challenging year as a result of outside market forces, in which Adjusted EBITDA declined and missed targeted levels. As Adjusted EBITDA is a key metric in assessing performance under the annual incentive plan, this performance coupled with other cost containment measures had a direct impact on the compensation of the NEOs. Specifically, the Company’s CEO did not receive a salary increase in 2015 and earned 20% of his incentive opportunity. In addition, the Company did not make annual equity grants to the NEOs under the long-term incentive plans during 2015 (but, as described below, the first annual equity grants were made in February 2016).

Compensation Philosophy and Objectives

The Committee and management have designed compensation programs intended to create a performance culture and drive commercial and operational excellence. In particular, the compensation programs have the following objectives:

•	To enable the Company to attract and retain top senior leadership.

•	To ensure that senior leaders are invested in the Company so they are aligned with shareholders and share in their success.

•	To establish market competitive compensation plans and programs to reward senior leaders at the relative compensation level that approximates the 50th percentile for target performance when compared to other companies in its peer group, general industry and revenue range, based on third party executive compensation survey data. Actual awards can be greater or less than the median based on performance.

•	To strategically align business and functional units within the Company and pay for performance by rewarding senior leaders, management and employees for driving profitable growth, managing working capital and generating healthy cash flows, all while avoiding unreasonable risks.

Compensation Decision Making Process

Role of the Compensation Committee

The Committee is responsible for reviewing and approving the compensation and benefit plans of the Company’s employees, including its NEOs, directors and certain consultants, authorizing and ratifying stock incentive compensation and other incentive arrangements, and authorizing employment and related agreements. Specifically as part of their oversight of the executive compensation programs, the Committee periodically, among other things:

•	Reviews and approves compensation related performance goals and other objectives of the CEO and recommends CEO compensation elements;

•	Reviews and approves the compensation of the Company’s CEO and other executive officers and individuals reporting to the CEO;

•	Reviews and consults with the CEO on selection of officers and evaluation of executive performance and other matters;

•	Develops and recommends to the Board of Directors compensation for the Board Members;

•	Reviews and establishes the peer group companies used as a reference to benchmark company performance and executive officer compensation;

•	Overseas compliance with SEC guidelines and reviews and approves executive compensation policies, such as share ownership requirements and clawback;

•	References tally sheets, which provide a comprehensive overview of the compensation and benefits for executive officers;

•	Sets the specific performance targets for incentive awards to govern the compensation paid to the Company’s executive officers; and

•	Retains independent consultants to advise the Committee and confirms with the consultant that total compensation paid to each executive officer is appropriate.

Role of the Independent External Advisor

The Compensation Committee has engaged Semler Brossy as its independent external advisor. The Committee considers analysis and advice from Semler Brossy when making compensation decisions and recommendations for the CEO and other NEOs. When appropriate, Semler Brossy obtains input from management to ensure their advice and recommendations reinforce the Company’s business strategy, principles and values. In 2015, the Committee re-evaluated and confirmed the independence of Semler Brossy against the NYSE guidelines.

During 2015, among other things, Semler Brossy assisted the Committee by: (1) benchmarking compensation in order to align base salary, annual incentive plan targets and long term incentive targets with peers and the competitive market, (2) analyzing and recommending the peer group, and (3) advising on important executive compensation policies and practices to ensure initial public offering readiness and competitiveness.

Peer Group Development

During 2015 in anticipation of the initial public offering, the Committee reviewed and approved a peer group of companies to use when assessing executive compensation levels and pay practices. Analysis of peer pay data helps to ensure that the Company is compensating its executives competitively, and at a level to attract and retain the executive talent important to success.

Semler Brossy was engaged to help develop the right custom peer group for Univar. As part of the process, specific selection criteria were established to determine which companies would be included in the peer group. Generally, the initial screens were to look for companies that are comparable in size, have similar business economics, and which may be a potential source/destination of executive talent. Specific criteria included:

•	U.S. based;

•	Industry profile (distribution and chemical/gas businesses);

•	Comparative revenue and profitability (EBITDA);

•	Similar distribution, product offerings and capabilities; and

•	Availability of publicly disclosed information.

As a result of this analysis, the Committee approved the following peer group:

Genuine Parts Co.	W. W. Grainger, Inc.	HD Supply Holdings, Inc.
WESCO International, Inc.	Ashland Inc.	FMC Corp.
MRC Global, Inc.	Celanese Corp.	PolyOne Corp.
Watsco, Inc.	Airgas, Inc.	W.R. Grace & Co.
Huntsman Corp.	Axiall Corp.	Stepan Co.
The Sherwin-Williams Co.	The Valspar Corp.	RPM International, Inc.

Compensation Practices and Programs

The Company’s executive compensation practices and programs include features intended to drive important performance results and to discourage employees from taking unnecessary and excessive risks that could threaten the viability of the Company.

Risk Assessment

In an effort to mitigate risk, the Company utilizes multiple performance metrics, applies maximums on potential payments, includes an individual objective metric, and has put in place a governance process for the Committee to review and approve goals by the end of February of each year and review the performance of the incentive plans quarterly. In 2016, the Company intends to conduct a compensation risk assessment and report to the Committee and the Board.

Stock Ownership Policy Guidelines

The Company believes that the financial interests of its directors and senior officers should be aligned with those of its shareholders. Therefore, in 2015 the Company adopted stock ownership requirements to assure that the compensation for directors and officers coincides with the performance of the Company and its shareholder value.

Non-Employee Directors are required to hold an amount of equity equal to three times the Director’s annual cash retainer which must be attained within three years of joining the Board of Directors.

The following table provides the ownership requirements for Company officers:

Position	Multiple of Base Pay	Time to Attain
Chief Executive Officer	5X	5 Years
President, Chief Financial Officer & General Counsel	3X	5 Years
Other Senior Executives	2X	5 Years

The following forms of equity will be counted in determining compliance with this policy:

•	Shares of Univar common stock owned outright or beneficially

•	Restricted Shares, Performance Shares or Restricted Stock Units even while unvested

•	Vested stock options (Black-Scholes value)

Dilution Analysis

Since the initial public offering, it has been the Company’s practice to present the Committee with a dilution impact analysis prior to the Committee granting equity awards.

Clawback Policy

In 2015, the Company adopted a policy for the reclamation of certain incentives (the “Clawback Policy”). The Clawback Policy applies to all equity and/or cash incentive plans, and requires that the Company recover incentive compensation from current or former executive officers in the event that a financial statement used as the basis of calculating awards under an incentive plan is required to be restated. The amount of the clawback will be calculated as the portion of incentive compensation paid which exceeds what would have been paid without the restatement. The Clawback Policy has a no-fault provision and therefore applies whether or not the executive officer was involved in the cause of the restatement. The Company will revisit this policy based on certain pending regulations which may impact such policies.

Stock Grant Dating Policy

The Company has adopted the following policies in regard to equity grants in an effort to provide that granting practices remain neutral in regard to participant benefit. Annual cycle grants will be deemed granted on the date of the Committee’s meeting where such annual cycle grants are approved. The date of this meeting is set during the prior year. The strike price of options will be the closing stock price on that date and it is intended that the vesting period will commence on that date as well. For equity grants to participants on an ad hoc basis (i.e., in the event of new hire, promotion or other event) the triggering event is intended to be the employment start date or the promotion date. The strike price for such option grants will be the closing stock price on the fifth business day of the month following the month during which the triggering event occurred.

Limited Trading Windows

NEOs can only transact Univar’s stock during approved trading windows after satisfying mandatory clearance requirements.

Elements of the Company’s Executive Compensation Program

During fiscal year 2015, the compensation program for executives, including NEOs, consisted of base salary, short-term incentive compensation, long-term incentive compensation (in certain cases) and certain benefits. Set forth below is a chart outlining each element of the executive compensation program, the objectives of each component, and the key measures used in determining each component.

Pay Component	Objective of Pay Component	Key Measure
Base Salary	• Provide competitive pay while managing fixed costs • Attract and retain executives	• Individual performance • Market pay rates • Skills and expertise

Annual Cash Incentives	• Focus on annual operating plan financial objectives • Align and drive the Company’s strategic objectives

•     Corporate and business unit Compensation Adjusted EBITDA-related goals and relative earnings performance

•     Corporate and business unit working capital and free cash flow

•     Business unit contribution margin

•     Individual objectives and performance

Equity Awards

•     Value derived depends on future stock price.

•     Stock options were awarded prior to the IPO to executives to align them with shareholders’ focus on value creation

•     Restricted shares were awarded prior to the IPO in limited instances to retain key talent

•     Certain senior leaders have been permitted to purchase shares of common stock, prior to the Company’s IPO at fair market value to align them with shareholders’ focus on value

•     Create “ownership culture”

• Growth in stock value • Retention of executives

Pay Component	Objective of Pay Component	Key Measure
Benefits	• Benefits provide a safety net of protection in the case of illness, disability, death or retirement • Other benefits (e.g. relocation assistance) • No tax gross-ups

•     Generally, executives participate in employee benefit plans on the same basis as nonunion salaried employees and also in certain additional benefit programs specific to executives (e.g. non-qualified deferred compensation plans)

Prior to June 19, 2015, Univar was a privately held company. As such, management members were typically provided a substantial one-time or ad-hoc award in Univar stock at the time of hire or promotion—along with the opportunity to buy shares of stock prior to the initial public offering in some cases—in order to strongly align the interests of management with the interests of shareholders. As a result, the Company did not typically make annual grants of equity to its senior leaders and employees and did not make any new annual equity awards in 2015, except related to promotions or extraordinary contributions of individual senior leaders, as described in more detail below. The Company anticipates beginning a more regularized grant of equity annually consistent with public company practices beginning in 2016 (and the first series of annual grants to the Company’s executives was made in February 2016).

A description of each component of compensation for the NEOs in 2015 is below, including a summary of the factors considered in determining the applicable amount payable or achievable under each component.

Determination of Executive Officer Compensation

Base Salary

Base salaries are set to attract and retain executive talent. The determination of any particular executive’s base salary is based on individual performance and contribution, experience in the role, market rates of pay for comparable roles and internal equity. Each year, the Company’s Chief Executive Officer proposes base salary adjustments, if any, for all NEOs, excluding himself, based on performance, changes in responsibilities, market data and other relevant factors, which are prepared by management. His proposal is subject to review and approval, with or without modifications, by the Committee. Adjustments to Mr. Fyrwald’s salary are initiated and approved by the Committee directly.

Salary increases are discretionary and are normally effective in April. With respect to 2015, as a result of cost saving measures put in place by the Company, management recommended, and the Committee agreed to no annual salary adjustments for Messrs. Fyrwald, Lukach, and Jukes. Mr. Landsman’s salary was increased by 3.5% to bring his base salary in line with the base salaries of General Counsels with similar tenure and experience and elimination of executive perquisites. Mr. Hildebrand’s salary was increased by 4% on July 1, 2015 in conjunction with the soft freeze of the Canadian Pension Plan. Given current economic conditions, specifically as it relates to oil prices, the Company has deferred any decision on 2016 salary increases for NEOs until at least July 2016.

Annual Cash Incentives

Annual cash incentives are designed to focus the NEOs on achieving planned results against key financial metrics for the Company as a whole or the individual business units that the NEOs lead. By conditioning a significant portion of the NEOs total cash compensation on the Company’s annual performance, the program reinforces the focus on achieving profitable growth, managing working capital and generating cash flows, all while managing risk.

All of the Company’s NEOs participate in the Management Incentive Plan, or MIP, which provides annual cash incentives based on performance against key financial metrics. The metrics and weights are recommended by management each year to the Committee, which then proposes adjustments and approves the final plan design.

The MIP is designed to pay out cash awards when the Company meets or exceeds its corporate, geographic segment and business unit performance goals for the year and NEOs achieve their individual goals.

MIP target payouts to the Company’s NEOs are defined as a percent of base salary. Annually, these target percentages are reviewed by the Committee and adjusted as appropriate based on external market data, changes in roles and responsibilities, and internal equity.

Incentives under the 2015 MIP are funded based on performance with respect to the following internal metrics at the corporate and geographic segment level. Awards are then allocated to business units based on their performance and overall contribution to the geographic segment results.

•	Corporate or Geographic Segment Compensation Adjusted EBITDA—For purposes of calculating payouts under the MIP, Compensation Adjusted EBITDA is calculated by making the following modifications to Adjusted EBITDA (For a complete discussion of the method of calculating Adjusted EBITDA, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of the Company’s Form 10-K filed with the SEC on March 3, 2016): modifying for exchange rate effects by bringing the results back to currency neutral.

•	Corporate or Geographic Segment Average Working Capital—For purposes of calculating payouts under the MIP, average working capital is calculated by dividing a 13 point straight average of month-end working capital (December of the preceding year through December of the covered year) by the last twelve months of external net sales. This number is then also adjusted for exchange rate effects by bringing the results back to currency neutral. In addition, the following performance metric is used at the corporate level only.

•	Corporate Free Cash Flow—For purposes of calculating payouts under the MIP, free cash flow is calculated by adding together net cash provided by operating activities and net cash used by investing activities, exclusive of cash paid for acquisitions.

•	calculated by adding together net cash provided by operating activities and net cash used by investing activities (both as they appear in the Company’s audited consolidated financial statements included in Univar’s Form 10-K filed with the SEC on March 3, 2016).

In addition, for 2015, the MIP provides for NEOs to have their individual incentive awards impacted up or down by up to 25% based on an assessment of individual performance and contributions

The performance criteria are generally established in a manner that permits the MIP participants to earn incentives at target levels for target performance, below target levels (threshold) for below target performance and above target with a cap at 200.0% of targeted levels (maximum) for above target performance. Payouts at performance levels between threshold, target and maximum are based on interpolation.

For 2015, individual MIP targets and the performance metrics and weights for the NEOs who were employed at December 31, 2015 are described in the table below.

		Incentive Funding Weighting
Executive	Aggregate Individual Target	Corporate Compensation Adjusted EBITDA	Corporate Average Working Capital	Corporate Free Cash Flow	Geographic Segment Compensation Adjusted EBITDA	Geographic Segment Average Working Capital	Business Unit Payout allocation:
J. Erik Fyrwald	125% of base salary	70%	20%	10%			Corporate results against target
Carl J. Lukach	80% of base salary	70%	20%	10%			Corporate results against target
Stephen Landsman	80% of base salary	75%	25%				Corporate results against target
Michael Hildebrand	80% of base salary	20%			55%	25%	Canada results against target
David Jukes	80% of base salary	20%			55%	25%	EMEA Results against target

The following chart highlights the threshold, target and maximum payouts for each 2015 MIP metric:

	Threshold	Target	Maximum

Compensation MIP Metric	Performance % Target / Payout % Target	Performance % Target / Payout % Target	Performance % Target / Payout % Target

Corporate Compensation Adjusted EBITDA	93% target earned 50% Payout	100% target earned 100% Payout	107% target earned 200% Payout

Canada Compensation Adjusted EBITDA	95% target earned 50% Payout	100% target earned 100% Payout	109% target earned 200% Payout

EMEA Compensation Adjusted EBITDA	95% target earned 50% Payout	100% target earned 100% Payout	114% target earned 200% Payout

Corporate Average Working Capital	91% target earned 50% of Payout	100% target earned 100% Payout	110% target earned 200% Payout

Canada Average Working Capital	96% target earned 50% of Payout	100% target earned 100% Payout	111% target earned 200% Payout

EMEA Average Working Capital	96% target earned 50% of Payout	100% target earned 100% Payout	111% target earned 200% Payout

Free Cash Flow	89% target earned 50% of Payout	100% target earned 100% of payout	143% of target earned 200% Payout

Erik Fyrwald and Carl Lukach

For 2015, Messrs. Fyrwald and Lukach had 70.0% of their MIP opportunity based on the Corporate Compensation Adjusted EBITDA goal, 20.0% based on the Corporate Average Working Capital goal, and 10.0% based on the Corporate Free Cash Flow goal, which resulted in a MIP payment to them for 2015 of 33.2% of target, as shown below. In addition Messrs. Fyrwald and Lukach were instrumental in achieving a key strategic objective of preparing, launching and completing the Company’s initial public offering in 2015.

MIP Metric	2015 Goal	% Goal Achieved	Weight	Payout % Earned
Corporate Compensation Adjusted EBITDA	$670.3 million	0%	70%	0%
Corporate Average Working Capital	11.9%	94.9%	20%	13.3%
Corporate Free Cash Flow	$140 million	200%	10%	20.0%
Total				33.2%

At the request of Messrs. Fyrwald and Lukach, the Committee approved that their incentive payout be decreased from 33.2% to 20% and 25% respectively to more closely align with the US region payout and to allow additional incentives to other participants.

Stephen Landsman

For 2015, Mr. Landsman had 75% of his MIP opportunity based on the Corporate Compensation Adjusted EBITDA goal and 25% based on the Corporate Average Working Capital goal, which resulted in a MIP payment for 2015 of 16.7% of target, as shown below.

MIP Metric	2015 Goal	% Goal Achieved	Weight	Payout % Earned
Corporate Compensation Adjusted EBITDA	$670.3 million	0%	75%	0%
Corporate Average Working Capital	11.9%	94.9%	25%	16.7%
Total				16.7%

Mr. Landsman exceeded performance expectations against his two key strategic objectives of managing all legal and compliance aspects of the initial public offering and managing and facilitating the Company’s mergers and acquisition program. However, in consideration of overall Company results and to allow additional incentives to other participants, Mr. Landsman requested and the Committee agreed not to apply the 25% individual performance factor to increase his incentive payout.

Michael Hildebrand

For 2015, Mr. Hildebrand had 55% of his MIP opportunity based on the Canada Compensation Adjusted EBITDA goal, 25% based on the Canada average working capital goal, and 20% based on the Corporate Compensation Adjusted EBITDA goal which resulted in a MIP payment for 2015 of 82.9% of target, as shown below. Canada Compensation Adjusted EBITDA and Canada Average Working Capital are calculated in the same manner as described above for performance at the corporate level, except that only the performance of Canada is factored into the calculation.

MIP Metric	2015 Goal	% Goal Achieved	Weight	Payout % Earned
Canada Compensation Adjusted EBITDA	$99.5 million	99.1%	55%	54.5%
EMEA Average Working Capital	10.4%	102.8%	25%	25.7%
Corporate Compensation Adjusted EBITDA	$670.3 million	0%	20%	0%
Total				82.9%

David Jukes

For 2015, Mr. Jukes had 55% of his MIP opportunity based on the EMEA Compensation Adjusted EBITDA goal, 25% based on the EMEA average working capital goal, and 20% based on the Corporate Compensation Adjusted EBITDA goal which resulted in a MIP payment for 2015 of 109.6% of target, as shown below. EMEA Compensation Adjusted EBITDA and EMEA Average Working Capital are calculated in the same manner as described above for performance at the corporate level, except that only the performance of Europe, Middle East and Africa (“EMEA”) is factored into the calculation.

MIP Metric	2015 Goal	% Goal Achieved	Weight	Payout % Earned
EMEA Compensation Adjusted EBITDA	$91.0 million	148.8%	55%	84.50%
EMEA Average Working Capital	16.8%	100.3%	25%	25.10%
Corporate Compensation Adjusted EBITDA	$670.3 million	0.00%	20%	0.00%
Total				109.6%

The 2015 results outlined above resulted in the following MIP payments being made to NEOs:

Executive	Financial Segment	MIP Target % of Base Salary	Payout % Earned	MIP Payout		Payout Percentage of Base Salary
Erik Fyrwald	CEO/CFO	125.0%	20%	$250,000		25%
Carl Lukach	CEO/CFO	80.0%	25%	$100,000		20%
Stephen Landsman	Corporate	80.0%	16.7%	$56,125		13%
Michael Hildebrand	Corporate	80.0%	82.9%	$216,095	(1)	67%
David Jukes	EMEA	80.0%	109.6%	$329,039	(2)	89%

(1)	Mr. Hildebrand’s incentive is paid in Canadian dollars and is expressed herein in U.S. dollars using a conversion factor of .7819.
(2)	Mr. Jukes’ incentive is paid in Great British pounds and is expressed herein in U.S. dollars using a conversion factor of. 1.52802.

Long-Term Incentives

Stock Incentive Plan

Consistent with the belief that the Company’s senior leaders should invest in Univar so that their interests are aligned with those of the Shareholders, in June 2015 upon recommendation of the Board of Directors, the Company’s shareholders approved the 2015 Omnibus Equity Incentive Plan (the “Omnibus Plan”). This plan also enables the Company to better align its compensation programs with those typical of companies with publicly traded securities. With its adoption, the Company intends for future long-term incentive grants for select directors, officers and other employees will be made under this plan (subject to available shares under the Omnibus Plan). Awards under the Omnibus Plan may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; stock purchase rights; restricted stock; restricted stock units; performance units; stock appreciation rights (“SARs”); dividend equivalents; deferred share units; and other stock-based awards.

Prior to the adoption of the Omnibus Plan, the NEOs participated in the Univar Inc. 2011 Stock Incentive Plan, as amended which was adopted on March 28, 2011 (the “Stock Incentive Plan”). The Stock Incentive Plan was established to provide a stock ownership opportunity for executives following the CD&R Investor’s investment in the Company. The Stock Incentive Plan was intended to align the interests of NEOs and other key employees with the shareholders to reinforce the NEOs’ and other key employees’ focus on increasing shareholder value. The Stock Incentive Plan replaced the Ulysses Management Equity Plan, as described below, which had been in place before CD&R invested in the Company. With the adoption of the Omnibus Plan, the Stock Incentive Plan terminated, but outstanding awards that had previously been made under the Stock Incentive Plan remained outstanding.

All of the NEOs’ outstanding equity awards at December 31, 2015 under the Stock Incentive Plan are set forth below in the Outstanding Equity Awards at Fiscal Year End 2015 table.

All disclosures related to share prices and number of shares under this “Executive Compensation” section have been adjusted to give effect to the 1.9845 for 1 reverse stock split which was effected on June 5, 2015 in connection with the initial public offering. Disclosures of amounts related to total values of awards were unchanged as the economics of the awards were substantially unchanged.

As described above, the Company did not make regular grants of equity to the NEOs in 2015, because the Company was transitioning from being a privately held company to being a publicly held company. However, two NEOs received individual grants as a result of their special circumstances. In February 2015, in connection with his promotion to President, Canada and in recognition of his contributions as interim head of Human Resources, Mr. Hildebrand received 111,485 stock options. Also, in connection with additional responsibilities supporting mergers and acquisitions, in 2015 before the initial public offering, Mr. Landsman received 37,164 stock options.

Ulysses Management Equity Plan

Prior to the investment by CD&R in the Company, certain of the Company’s executives, key employees and directors purchased common and preferred shares of certain of the Company’s affiliates at the time, Ulysses Luxembourg and Ulysses Finance, which are controlled by CVC affiliates. As of December 31, 2015, Mr. Jukes and Mr. Hill were the only NEOs who owned equity interests in Ulysses Luxembourg. These Ulysses equity interests represent an indirect interest in the Company.

Employment Agreements with Named Executive Officers

The Company has entered into employment agreements with each of its NEOs, except Mr. Hildebrand, which include severance benefits and the specific terms described under “Employment Agreements”. The Company believes that having employment agreements with its executives is beneficial because it provides retentive value, subjects the executives to key restrictive covenants, and generally gives the Company a competitive advantage in the recruiting process over a company that does not offer employment agreements.

Other Benefits

The employment benefits provided to the NEOs are generally the same as those provided to other salaried employees and include medical, dental, basic life insurance and accidental death and dismemberment insurance, short and long-term disability insurance, and a tax-qualified 401(k) plan.

In addition to a tax-qualified 401(k) plan, certain of the NEOs are eligible to participate in a non-qualified, unfunded supplemental defined contribution plan, the Univar USA Inc. Supplemental Valued Investment Plan, or SVIP. The purpose of the SVIP is to provide a select group of management or highly compensated employees of Univar USA Inc. and certain affiliated companies with a deferred compensation plan benefit for amounts that exceed the limits imposed under the 401(k) plan. Highly compensated employees become eligible to participate in the SVIP in the second calendar year of their employment.

The Company does not generally provide personal benefits or perquisites to its named executive officers. However Mr. Hildebrand has a monthly car allowance and a housing subsidy related to his earlier relocation from Edmonton to Calgary. Mr. Jukes had a car allowance throughout 2015. These perquisites for non-US NEOs will be eliminated in 2016.

Tax and Accounting Considerations

While the accounting and tax treatment of compensation generally has not been a consideration in determining the amounts of compensation for the Company’s executive officers, the Committee and management have taken into account the accounting and tax impact of various program designs to balance the potential cost to the Company with the value to the executive. Prior to being publicly traded, the Committee did not take the deductibility limit imposed by Section 162(m) of the Internal Revenue Code into consideration in making compensation decisions. As a result of the initial public offering, the Committee will review and consider the deductibility of executive compensation under Section 162(m), as applicable, and, where appropriate, will seek to qualify compensation paid to the covered named executive officers for an exemption from the deductibility limitations of Section 162(m), including under the applicable transition period. However, the Committee may authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Committee believes that such payments are appropriate to attract, retain and incentivize executive talent.

The expenses associated with executive compensation issued to executive officers and other key associates are reflected in the Company’s financial statements. The Company accounts for stock-based programs in accordance with the requirements of ASC 718, Compensation-Stock Compensation, which requires companies to recognize in the income statement the grant date value of equity-based compensation issued to associates over the vesting period of such awards.

Executive Compensation Table

Summary Compensation Table

The following table sets forth the compensation of the NEOs.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in pension Value & Non Qual Deferred Comp Earnings ($)	All Other Compensation ($)	Total ($)
J. Erik Fyrwald President and Chief Executive Officer	2015	1,034,615	—	—	250,000		114,489	1,399,105
	2014	1,000,000			588,382		145,451	1,733,833
	2013	1,000,000			468,050		159,658	1,627,708

Carl J. Lukach Executive Vice President and Chief Financial Officer	2015	519,231	—	—	100,000		151,126	770,357
	2014	9,615		1,070,000				1,079,615

Michael Hildebrand President- Canada, Agriculture, and Environmental Sciences (2) (3)	2015	325,270	—	751,409	215,794	111,861	46,680	1,451,014

Stephen N. Landsman	2015	430,038	—	250,485	56,125		46,740	783,389
Executive Vice President and General Counsel

David Jukes President-EMEA, Latin America and Asia Pacific (4)	2015	371,309	—	—	337,579		88,129	797,017
	2014	368,639	467,000			429,536	87,573	923,212

W. Terry Hill Former Executive Vice President Industry Relations (5) (3)	2015	316,731	—	34,188		160,784	1,272,604	1,623,523

Jason A. Grapski	2015	149,115	—	1,001,888	—		15,885	1,166,888
Former Senior Vice President Commerical Operations (6)

(1)	The amount reported is valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, modified to exclude any forfeiture assumptions related to service-based vesting conditions. See note 9, “Stock-Based Compensation,” to Univar’s audited consolidated financial statements for the year ended December 31, 2015 included in Univar’s Form 10-K filed with the SEC on March 3, 2016 for a discussion of the relevant assumptions used in calculating these amounts.
(2)	The amounts reported for Mr. Hildebrand have been converted from Canadian dollars to U.S. dollars using a conversion factor of 0.7819.
(3)	Pension value represents the year over year compensatory change. The compensatory change for the defined benefit plans includes the service cost for the year and any adjustments to the benefit obligation as a result of salary and bonus changes other than expected. The compensatory changes for the defined benefit plans will differ between years as a result of the discount rate used to calculate the service cost, pay increases other than expected and plan amendments, if any.
(4)	The amounts reported for Mr. Jukes have been converted from Great British pounds using a conversion factor of 1.52802. 2014 amounts have been restated to reflect the 2015 conversion rates.
(5)	Mr. Hill retired from the Company on August 15, 2015. As a result of the post initial public offering lock up, the Company extended the exercise period for Mr. Hill for 90 days resulting in additional stock option value of $34,188 This is reflected in the stock option column of the above table
(6)	Mr. Grapski resigned effective April 1, 2015 and as a result did not receive a MIP payment for 2015 or any severance and forfeited all unvested equity, including the 2015 grant.

All Other Compensation Table

The following table further describes the “All Other Compensation” column of the above table for the NEOs.

Name and Principal Position	Fiscal Year	Allowances ($) (1)	Contributions to Retirement Plans ($)	Severance ($)	Commuting Costs ($)	Total ($)
J. Erik Fyrwald President and Chief Executive Officer	2015	11,720	102,769	—		114,489
	2014	17,580	127,871	—		145,451
	2013	17,580	117,444		24,634	159,658

Carl J. Lukach Executive Vice President and Chief Financial Officer	2015	116,029	35,097	—		151,126
	2014	—	—	—		—

Michael Hildebrand President- Canada, Agriculture, and Environmental Sciences (2)	2015	27,439	19,241	—		46,680

Stephen N. Landsman Executive Vice President and General Counsel	2015	11,720	35,020	—		46,740

David Jukes President-EMEA, Latin America and Asia Pacific (3)	2015	13,844	74,285	—		88,129
	2014	13,844	73,728			87,572

W. Terry Hill Former Executive Vice President Industry Relations	2015	11,720	8,926	1,251,958		1,272,604

Jason A. Grapski Former Senior Vice President Commerical Operations	2015	5,860	10,025	—		15,885

(1)	Allowances reflect car allowance for all except Mr. Hildebrand and Mr. Lukach. Mr. Hildebrand’s allowance reflects a housing subsidiary of $8,674 and a car allowance of $18,756. Mr. Lukach’s allowance reflects $116,029 in relocation assistance.
(2)	Mr. Hildebrand’s amounts are paid in Canadian dollars and are expressed herein in U.S. dollars using conversion factor of 0.7819.
(3)	Mr. Jukes’ amounts are paid in Great British pounds and are expressed herein in U.S. dollars using conversion factor of 1.52802.

Grants of Plan-Based Awards for Fiscal Year 2015

The following table provides information concerning awards granted to the NEOs in the 2015 fiscal year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares or Stock/ Units	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
J. Erik Fyrwald
MIP		625,000	1,250,000	2,500,000

Carl J. Lukach
MIP		200,000	400,000	800,000

Michael Hildebrand
MIP		130,108	260,216	520,433
Stock Incentive Plan	2/18/2015					111,485	20.76	751,409

Stephen N. Landsman
MIP		170,000	340,000	680,000
Stock Incentive Plan	2/18/2015					37,164	20.76	250,485

David Jukes
MIP		148,524	297,047	594,094

W. Terry Hill
MIP		180,000	360,000	720,000

Jason A. Grapski
MIP		140,000	280,000	560,000
Stock Incentive Plan (4)	2/18/2015					148,648	20.76	1,001,888

(1)	A discussion of the Management Incentive Plan for fiscal year 2015, including bonus amounts paid based on actual performance, can be found under “Compensation Discussion and Analysis- Determination of Executive Officer Compensation- Annual Cash Incentives.” Mr. Hill received a pro-rated amount of his 2015 target MIP bonus payout as a result of his retirement. Mr. Grapski did not receive a 2015 bonus payout due to his resignation prior to the end of the fiscal year. Estimated awards under the MIP for Mr. Jukes have been converted from Great British pounds to U.S. dollars using a conversion factor of 1.52802. Estimated awards under the MIP for Mr. Hildebrand have been converted from Canadian dollars to U.S. dollars using a conversion factor of 0.7819.
(2)	The options vest in four equal installments on each of the first through the fourth anniversaries of February 18, 2015.
(3)	The amounts related to options reported in this column are valued based on the aggregate grant date fair value computed using the Black-Scholes valuation method, in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures. See Note 9, “Stock-Based Compensation,” to Univar’s audited consolidated financial statements for the year ended December 31, 2015 included in Univar’s Form 10-K filed with the SEC on March 3, 2016 for a discussion of the relevant assumptions used in calculating these amounts.
(4)	Mr. Grapski resigned effective April 1, 2015 and forfeited all unvested equity including the 2015 grant.

Narrative disclosure to summary compensation table and grants of plan-based awards tables

The Company has entered into an employment agreement with each of its NEOs, except Mr. Hildebrand.

Fyrwald, Lukach, Landsman, Employment Agreements

The employment agreements with each of Messrs. Fyrwald, Lukach, and Landsman provide for employment at-will, and may be terminated at any time by either party. Pursuant to their respective agreements, each of Messrs. Fyrwald, Lukach and Landsman is entitled to payment of a base salary and is eligible for payment of an annual cash bonus, with a target amount equal to 125% of base salary for Mr. Fyrwald, and 80% of base salary for Messrs. Lukach and Landsman. Under their employment agreements, the maximum bonus amount for each of Messrs. Fyrwald, Lukach, and Landsman is equal to 200% of the target bonus amount. The annual bonuses are payable in accordance with the terms of the Management Incentive Plan, based on performance. The amounts paid for 2015 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. As described above, during 2015 in connection with the initial public offering, the Company eliminated car allowances for the NEOs except for Mr. Hildebrand who receives under an existing agreement and Mr. Jukes who receives access to a company car under an existing agreement.

The employment agreements also provide certain severance benefits as outlined in the following chart:

Executive	By the Company for “Cause or by Executive for Good Reason”:	Death or Disability
Fyrwald

•     A lump sum payment equal to two times the sum of his annual base salary plus his target bonus amount

•     A target bonus amount for the year of termination, prorated for the period of his service prior to termination and payable at the time bonuses would ordinarily be paid absent his termination

• Prorated target bonus for the year of termination. Payable within 15 days or in accordance with requirements IRS 409A

Lukach / Landsman	• Lump sum payment equal to the sum of his annual base salary plus his target bonus	• Prorated target bonus for the year of terminations. Payable within 15 days or in accordance with requirements IRS 409A

Any severance payments payable on a termination by the Company without “cause” or by the executive for “good reason” pursuant to the employment agreements are subject to the execution and non-revocation of a release and reaffirmations of his employment covenants.

Each of Messrs. Fyrwald, Lukach and Landsman is subject to a confidentiality provision, and each of them, during his employment and for the 18-month period following a termination of his employment, is subject to non-compete and non-solicitation restrictive covenants.

“Cause” is defined in these employment agreements generally as (i) willful and continued failure to perform duties, (ii) conviction of a felony or other crime of moral turpitude, (iii) willful and gross misconduct, or (iv) the breach of a non-competition, non-solicitation or confidentiality covenant to which the executive is subject. Notice and cure provisions apply.

“Good Reason” is defined in these employment agreements generally as (i) a material reduction in base salary or annual incentive compensation opportunity, (ii) a material diminution in the executive’s title, duties or responsibilities, (iii) a transfer of the executive’s primary workplace for 35 miles or (iv) the failure of a successor to assume the employment agreement. Notice and cure provisions apply.

Jukes Employment Agreement

Mr. Jukes entered into an employment agreement with Univar Europe Limited. Pursuant to his agreement, Mr. Jukes is entitled to a payment of base salary and is eligible for payment of an annual cash bonus, with a target amount equal to 80% of base salary payable in accordance with the terms of the Management Incentive Plan, based on the Company’s performance. Mr. Jukes’ employment agreement also entitles him to a company car and reimbursement for certain expenses related to the car, including a mileage allowance. Mr. Jukes is subject to a confidentiality provision and during his employment and for the 3-month period or 6-month period following a termination of his employment, is subject to noncompetition and no solicitation restrictive covenants, respectively. Mr. Jukes’ employment agreement does not provide for any severance payments, other than payments for accrued but unused vacation. However, pursuant to his employment agreement, the Company is required to give Mr. Jukes 12 months’ notice of a termination of his employment, although the Company has the option to require him to take “garden leave” during all or any portion of this period, in which case he would continue to receive his compensation and benefits for the garden leave period but not perform work for the Company without authorization.

Hill Employment Agreement

Mr. Hill retired from the Company effective August 15, 2015. Consistent with the terms of his employment agreement, Mr. Hill received a lump sum payment equal to the sum of (i) 18 months of his existing base salary, (ii) an amount equal to 1.5 times his target annual bonus and (iii) a prorated target level bonus for 2015, in the total amount of $1,251,942, and he agreed to certain post-employment covenants and releases in favor of the Company.

Stock Incentive Plan and Omnibus Plan

The Stock Incentive Plan/Omnibus Plan and an Employee Stock Option Agreement or an Employee Restricted Stock Agreement govern each grant of stock options and restricted stock, respectively, to the NEOs and provide, among other things, the vesting provisions of the options and restricted stock and the option term. Options and restricted stock granted under the plans generally vest in four equal annual installments, subject to the recipient’s continued employment. Those executives who purchased stock under the Stock Incentive Plan also signed certain subscription agreements with these purchases. As of December 31, 2015, approximately 3.7 million shares remained available for future equity award grants under the Omnibus Plan. As described above, the Stock Incentive Plan terminated in connection with the initial public offering, except that awards granted under it remain outstanding.

Outstanding Equity Awards at Fiscal Year End 2015

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)
J. Erik Fyrwald	529,101	176,367(1)	23.06	5/7/2022
	188,964	62,989(2)	21.08	11/30/2022
					125,977	(2)	2,142,869(3)

Carl J. Lukach	31,494	94,483(4)	23.60	12/8/2024

Michael Hildebrand	55,697	(5)	19.85	3/28/2021
	—	111,485(6)	20.76	2/18/2025

Stephen N. Landsman	62,989	(7)	14.29	8/8/2023
	100,782	(8)	14.53	11/12/2023
	—	37,164(6)	20.76	2/18/2025

David Jukes	128,103	(5)	19.85	3/28/2021

(1)	The award vests in four equal installments on each of the first through fourth anniversaries of May 7, 2012, subject to continued employment.
(2)	The award vests in four equal installments on each of the first through fourth anniversaries of November 30, 2012, subject to continued employment.
(3)	Closing price of $17.01 per share of Univar common stock on the NYSE on December 31, 2015.
(4)	The award vests in four equal installments on each of the first through fourth anniversaries of December 8, 2014, subject to continued employment.
(5)	The award vests in four equal installments on each of the first through fourth anniversaries of March 28, 2011, subject to continued employment.
(6)	The award vests in four equal installments on each of the first through fourth anniversaries of February 18, 2015, subject to continued employment.
(7)	The award vests in two equal installments on each of the first and second anniversaries of August 8, 2013, subject to continued employment.
(8)	The award vests in two equal installments on each of the first and second anniversaries of November 12, 2013, subject to continued employment.

Option Exercises and Stock Vested Table

The following table presents information regarding the vesting of restricted stock awards held by Mr. Fyrwald, Mr. Jukes and Mr. Grapski for fiscal year 2015. None of the other named executive officers exercised any of their stock options during fiscal year 2015 and no other restricted stock awards granted to any other NEO vested in 2015.

	Option Award		Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Erik Fyrwald			125,977	2,386,004(1)
David Jukes			6,299	130,767(2)
Jason A. Grapski			6,299	130,767(2)

(1)	Reflects the vesting of a portion of the restricted shares granted to Mr. Fyrwald. The value realized on vesting was calculated based on $18.94, the closing price of a share of Univar common stock on the NYSE on the vesting date of November 30, 2015.
(2)	Reflects the vesting of a portion of the restricted shares granted to Mr. Jukes and Mr. Grapski. The value realized on vesting was calculated based on a per share fair market value of $20.76, on the vesting date of February 3, 2015, as determined by the Board of Directors based on a valuation of an independent valuation firm.

Pension Benefits

The following table sets forth certain information for the NEOs who participated in the defined benefit pension plans

Name	Plan Name	Number of years Credited Service	Present Value Accumulated Benefits		Payments During last fiscal year ($ )
Michael Hildebrand	Univar Canada Ltd. Pension
	Plan (DB RPP)	24.00	$648,19	(1)(2)	$—
Michael Hildebrand	Supplemental Retirement
	Plan (DB SBP)	24.00	$824,905	(1)(2)	$—

David Jukes	Univar Company Pension
	Scheme (1978)	9.25	692,228	(5)(6)	$—

W. Terry Hill	Univar USA Inc. Retirement
	Plan (“Retirement Plan”)	24.50(3)	$1,010,667	(4)	$19,090
W. Terry Hill	Univar USA Inc.
	Supplemental Retirement
	Plan (“SERP”)	24.50(3)	$3,744,411	(4)	$14,323

(1)	This figure reflects the estimated present value of Mr. Hildebrand’s pension benefits accrued through December 31, 2015. This figure was calculated using the following key assumptions: liability discount rate of 4.05% per year for the DB RPP and 3.75% per year for the DB SBP, rate of salary increases of 3.0% per year, rate of inflation of 2.0% per year and mortality in accordance with the 2014 Private Sector Canadian Pensioners’ Mortality (“CPM”) table projected generationally using CPM Improvement Scale B. The data, assumptions and methods are the same as those used for purposes of the reporting the defined benefit obligations for Univar Canada Ltd. in the Company’s audited financial statements for the year ended December 31, 2015 that are included in the Company’s Form 10-K filed with the SEC on March 3, 2016.
(2)	The amounts reported for Mr. Hildebrand have been converted from Canadian dollars using a conversion factor of 0.7819.
(3)	Reflects the time Mr. Hill participated in the Plan before the plan was frozen.
(4)	This figure represents the estimated present value of Mr. Hill’s pension benefits accrued through December 31, 2015. This figure was calculated using the assumptions, methods and provisions as described in Note 8 “Employee Benefit Plans” to Univar’s audited consolidated financial statements for the year ended December 31, 2015 included in Univar’s Form 10-K filed with the SEC on March 3, 2016.
(5)	This figure reflects the estimated present value of Mr. Juke’s pension benefits accrued through December 31. 2015. This figure was calculated using the following assumptions: 1) Mortality of zero prior to retirement age. 2) Benefit commencement at normal retirement age of 60. 3) All other assumptions, methods and provisions are the same as those described in Note 8 “Employee Benefit Plans” to Univar’s audited consolidated financial statements for the year ended December 31, 2015 included in Univar’s Form 10-K filed with the SEC on March 3, 2016.
(6)	The amounts reported for Mr. Jukes have been converted from Great British pounds using a conversion factor of 1.52802.

Mr. Hildebrandt participates in the Univar Canada Ltd. Pension Plan (DB RPP) and the Univar Canada Ltd. Supplemental Retirement Plan (DB SBP). Commencing July 1, 2015, service accruals ceased under the DB RPP and all future service accrues under a defined contribution provision of the CPP. Future salary increases continue to be reflected in the legacy DB RPP.

The DB RPP is a registered pension plan and provides for a pension payable at normal retirement equal to 1.25% of the best average five years’ earnings (“BAE5”) up to the final three year’s average earnings (“AMPE3”) recognized under the CPP, plus 1.75% of the BAE5 which is excess of the AMPE3, all multiplied by the years of plan service.

The DB SBP is a supplemental pension plan which provides for the benefits which would have been payable from the DB RPP had service not ceased to accrue under the DB provision after July 1, 2015 and if the maximum pension regulations under the Income Tax Act did not apply. The DB SBP provides for a pension payable at normal retirement equal to 1.25% of the best average five years’ earnings (BAE5) up to the final three year’s average earnings (AMPE3) recognized under the Canada Pension Plan (CPP), plus 1.75% of the BAE5 which is excess of the AMPE3, all multiplied by the years of plan service. The benefits payable from the DB SBP are offset by the benefits payable under the DB RPP and the monthly pension which could be provided, based on the advice of an actuary, from the DC RPP.

Mr. Jukes participates in a frozen tax-qualified defined benefit plan that the Company maintains, the Univar Company Pension Scheme (1978). Mr. Jukes was a participating member until August 31, 2000. He is now a deferred member in this plan. Effective November 31, 2010, accrued benefits for all members under the retirement plan were frozen and no further benefits were accrued by any participant after this date. All participants are vested in the retirement plan. Upon normal retirement (aged 60 for David Jukes), a participant will receive an accrued benefit in the form of a monthly benefit payable as a single life annuity equal to 2% of their annual compensation (averaged over the highest three consecutive years in the previous ten years if greater) multiplied by the participant’s years of service. Compensation for the purposes of the retirement plan reflect compensation received while a participating employee including overtime. There is also a 50% survivor annuity and the option of taking cash from the plan in lieu of the single life annuity.

Mr. Hill participates in a tax-qualified defined benefit plan the Company maintains, the Univar USA Inc. Retirement Plan (DB Plan). This retirement plan was closed to new entrants as of June 30, 2004 and benefit service was frozen as of June 30, 2004 for participants who had less than 5 years of benefit service as of that date. Effective December 31, 2009, all accrued benefits under the retirement plan were frozen and no further benefits will be accrued by any participant after such date. All participants are vested in the retirement plan. Upon normal retirement, a participant will receive an accrued benefit in the form of a monthly benefit payable as a single life annuity equal to the greater of (i) $20 multiplied by the participant’s credited service or (ii) 1.2% of the average monthly compensation during the highest five consecutive calendar years plus 0.5% of such average in excess of the integration level multiplied by the participant’s years of service up to a maximum of 25 years. Compensation for purposes of the retirement plan reflect gross compensation received while an eligible employee including overtime, bonuses, commissions and pre-tax elective contributions to the 401(k) plan and other benefit programs. Eligible earnings exclude the Company’s contributions to an employee’s welfare benefits or deferred compensation plans, fringe benefits, moving expenses and other specified special payments. Forms of payment options available include single life annuity, various joint and survivor annuities and a period certain and life annuity. If married, an employee must obtain a spousal waiver to choose any payment options other than a 100% joint and survivor option other than a 100% joint and survivor annuity.

Nonqualified Deferred Compensation for Fiscal Year 2015

The following table sets forth certain information for the NEOs who participated in the Univar USA Inc. Supplemental Valued Investment Plan.

Name	Executive Contributions in Last Fiscal Year (1) ($)	Company Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings in Last Fiscal Year (3) ($)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at Last Fiscal Year End ($)
J. Erik Fyrwald	51,385	81,569	6,020	—	596,726
Carl J. Lukach	—	7,092	—	—	—
Stephen N. Landsman	364,622	21,930	(2,571)	—	472,102
W. Terry Hill	28,295	2,556	66,860	336,282	2,646,680
Jason A. Grapski	—	2,052	(189)	—	35,358

(1)	Amounts in this column include base salary and bonus amounts that were earned in 2015 and are also included in “Salary” and/or “Non-Equity Incentive Plan Compensation” for fiscal year 2015 in the Summary Compensation Table. Executive contributions associated with the 2014 bonus, paid in 2015, are not included in this column because that bonus was accrued in respect of 2014 service. Contributions associated with the 2015 bonus, paid in 2016, are included because that bonus was accrued in respect of 2015 service.
(2)	Amounts in this column are included in “All Other Compensation” for fiscal year 2015 in the Summary Compensation Table. Company contributions associated with the 2014 bonus, paid in 2015, are not included in this column because that bonus was accrued in respect of 2014 service. Contributions associated with the 2015 bonus, paid in 2016, are included because that bonus was accrued in respect of 2015 service.
(3)	The aggregate earnings represent the market value change during fiscal year 2015 of the Deferred Compensation Plan. Because the earnings are not preferential or above-market, they are not included in the Summary Compensation Table.
(4)	Mr. Hill received a distribution in connection with his retirement from the Company.

Univar’s unfunded, non-qualified deferred compensation plan, the Univar USA Inc. Supplemental Valued Investment Plan (“SVIP”) allows the NEOs, other than Mr. Jukes and Mr. Hildebrand (who are employed outside the U.S.), and other highly compensated employees to defer up to 75% of eligible earnings that cannot be deferred under the 401(k) plan due to IRS covered compensation limits. Eligible earnings include salary and wages, including bonuses and participant deferrals under the SVIP, but do not include equity awards under the Stock Incentive Plan, relocation expenses, any other deferred compensation, welfare benefits (including severance payments) or other special payments. The SVIP provides an employer match of 100% of participant contributions, up to an aggregate of 4% of eligible compensation contributed by the participant to the Company’s 401(k) plan and SVIP combined. The employer matching contribution is immediately 100% vested. Participants are also eligible to receive additional retirement contributions from Univar equal to an aggregate of 4% of eligible compensation. If the participant exceeds the applicable compensation limit, employer retirement contributions on compensation above the limit are made to the SVIP. This additional contribution “cliff vests” upon the participant’s completion of three years of employment with Univar. The additional retirement contributions to both the 401(k) plan and the SVIP are made on behalf of eligible employees regardless of the employee’s contributions.

The amount of earnings that an SVIP participant receives depends on his or her investment elections for deferrals. Plan accounts are distributed on the first to occur of the participant’s death, permanent disability, or separation from service with the Company in a single lump sum either (a) in the month of January immediately following the calendar year in which the distribution event occurs, or (b) if the participant has so elected prior to the calendar year in which the distribution event occurs, at a future date specified by the participant not less than five years from the January 31st immediately following the calendar year in which the distribution event occurs.

Potential Payments Upon Termination or a Change in Control

Severance Payments

The information below describes and quantifies certain compensation that would have become payable to the NEOs under plans and the NEOs’ respective employment agreements in existence at the end of fiscal year 2015 as if the NEOs’ employment had been terminated on December 31, 2015, given the respective NEO’s compensation and service levels as of such date and, where applicable, based on the fair market value of the Company’s common stock on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the 401(k) savings plans, disability benefits and accrued vacation benefits.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the stock price and the executive’s age.

Pursuant to their respective employment agreements as then in effect, in the event the NEOs’ employment had been terminated by the Company without “cause” or by the NEO for “good reason”, and in the event of death or disability with respect to the NEOs, in each case occurring on December 31, 2015, the last day of fiscal 2015, Messrs. Fyrwald, Lukach, and Landsman would have been entitled to the severance payments set forth below. In addition, the employment agreement for Mr. Fyrwald provides for a prorated target bonus in the year of termination. Since the termination date is assumed to be December 31, 2015, the prorated target bonus is equal to the target bonus for the full year. As described above, Mr. Hildebrand is not party to an employment agreement but he is entitled to payments under Canadian law. For a description of the potential payments upon a termination pursuant to the employment agreements with these named executive officers, see “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” For a description of the consequences of a termination of employment or a change in control for the stock options and/or restricted stock granted to NEOs under the Stock Incentive Plan, see the disclosure that follows the table below. For a description of payments made to Mr. Hill following his retirement from the Company, see “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table”. Mr. Grapski was not entitled to any severance in connection with his resignation in 2015. Entitlements of Mr. Jukes during any garden leave period have not been reflected in the table below.

Name	Termination due to Death or Disability ($)		Termination Without Cause by the Company or by the NEO for Good Reason ($)
J. Erik Fyrwald	1,250,000	(1)	5,750,000	(2)
Carl J. Lukach	400,000	(1)	900,000	(3)
Stephen N. Landsman	340,000	(1)	765,000	(3)
Michael Hildebrand			910,757	(4)

(1)	Represents a lump sum cash payment equal to the target bonus for the year of termination.
(2)	Represents lump sum cash payment equal to the sum of (a) two times the sum or (i) his annual base salary plus (ii) his target bonus amount.
(3)	Represents a lump sum cash payment equal to the sum of (i) his annual base salary plus (ii) his target bonus amount.
(4)	Represents required payment under Canadian law of a lump sum cash payment equal to the sum of (i) two times his annual base salary plus (i) his target bonus amount. Amounts converted from Canadian dollars to U.S. dollars at a rate of .7819.

Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control

Pursuant to the terms of the Stock Incentive Plan (and Stock Option Agreements under the Stock Incentive Plan), if an NEO’s employment is terminated without “cause” or by the NEO for “good reason” (as defined in his employment agreement), then a pro-rated number of outstanding unvested options for the subject year granted prior to the initial public offering (based on the NEO’s period of service prior to termination) will accelerate and become vested, and any remaining options will be forfeited. Upon a termination due to the executive’s death or disability, all unvested options will vest immediately. Upon a termination of employment by the NEO without good reason, all unvested options will be forfeited. Upon a termination of employment for cause, all options granted prior to the initial public offering (whether vested or unvested) terminate immediately. Any options granted prior to the initial public offering that are not vested or do not vest as of the date of termination will be forfeited. Following a termination of employment, outstanding vested options granted prior to the initial public offering remain exercisable for 90 days (180 days if the termination was due to death, disability or retirement) or, if sooner, prior to the options’ normal expiration date.

Pursuant to the terms of the Stock Incentive Plan (and Restricted Stock Agreements under the Stock Incentive Plan), if an NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (each as defined in his employment agreement) or due to an NEO’s death or disability, then a pro-rated number of outstanding unvested shares of restricted stock granted prior to the initial public offering for the subject year (based on the executive’s period of service prior to termination) will accelerate and become vested, and any remaining shares will be forfeited. If an NEO’s employment is terminated by the Company for cause or by him without good reason, all the NEO’s unvested restricted stock will be forfeited.

Under the Stock Incentive Plan, unless provided otherwise in the individual award agreements (as is the case for the restricted stock grants made to the NEOs in 2014, the stock option grant to Mr. Lukach in 2014 and the stock options granted to the NEOs in 2015, which do not fully accelerate on a change in control), if Univar undergoes a “change in control”, as defined below, (i) stock options will generally accelerate and be canceled in exchange for a cash payment equal to the change in control price per share minus the exercise price of the applicable option, unless the Committee elects to provide for alternative awards in lieu of cancellation and payment, and (ii) shares of restricted stock will vest and become non-forfeitable. Under the Stock Incentive Plan, a “change in control” is generally defined as the first to occur of the following events:

•	the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its subsidiaries, any associate benefit plan of the Company or any of its subsidiaries, or by CD&R Univar Holdings, L.P. or Univar N.V., or any affiliates of any of the foregoing, excluding an acquisition immediately following which CD&R Univar Holdings, L.P. owns at least 10% of the outstanding shares of Company stock and no Company stock is then owned by Univar N.V. or its permitted transferees;

•	within any 12-month period, the persons who were members of the Board of Directors at the beginning of such period cease to constitute at least a majority of the Board of Directors; or

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company.

A public offering of Univar common stock does not constitute a change in control under the Stock Incentive Plan.

As described above, assuming a termination of employment or change in control on December 31, 2015, the NEOs would have received benefits from the accelerated vesting of outstanding unvested stock options and restricted stock in the following amounts:

Name	Termination due to Death or Disability ($)	Termination Without Cause or for Good Reason ($)	Change in Control (1) ($)
	($) (1)	($) (2)	($) (3)
J. Erik Fyrwald	181,197	181,197	2,142,869
Carl J. Lukach	—	—	0
Stephen N. Landsman	—	—	0
Michael Hildebrand	—	—	0
David Jukes	291,496	291,496	321,438

(1)	For Messrs. Fyrwald and Jukes amounts represent the value of the Restricted Stock Shares that would have vested. Calculated as follows. A) the number of shares held by the employee that would have vested if employment had continued until the next following anniversary of the grant date multiplied by a fraction where the numerator is number of days from the anniversary of the grant date to December 31 and the denominator is 365. Stock Option awards for all NEOs are either 100% vested, do not accelerate upon change of control or have no value at December 31, 2015. Values were determined using the $17.01, the closing price of UNVR at December 31, 2015.
(2)	Please refer to (1) above
(3)	For Mr. Fyrwald all restricted stock awards vest on upon change of control. For Mr. Jukes 50% of any restricted stock installment accelerates vesting upon change of control. Stock Option awards for all NEOs are either 100% vested, do not accelerate upon change of control or have value at December 31, 2015. Values were determined using the $17.01, the closing price of UNVR at December 31, 2015.

Treatment of Non-Qualified Deferred Compensation on Termination

In the event that an NEO’s employment with the Company is terminated for any reason, the NEO will receive the balance of his deferred compensation account in accordance with the terms of the SVIP. The balance of each NEO’s deferred compensation account as of the end of fiscal year 2015 is set forth in the table above titled “Nonqualified Deferred Compensation for Fiscal Year 2015.”

Compensation of Directors

Name	Fees Earned or Paid in Cash ($) $’(1)	Stock Awards $		Option Awards $	Change in Pension Value and Non Qualified Deferred Compensation Earnings $		All other Compensation $		Total ($)
Mark J. Byrne	74,056	100,012					208,330	(8)	382,398
Richard P. Fox	94,056	100,012	(2)		—	(7)			194,068
Lars Haegg	36,556		(3)						36,556
Richard A. Jalkut	74,056	100,012	(2)						174,068
George J. Jaquette	36,556	100,012	(4)						136,568
Stephen D. Newlin	61,556	200,024	(5)						261,580
Christopher D. Pappas	49,056	200,024	(5)						249,080
Christopher J. Stadler	36,556		(3)						36,556
William S. Stavropoulos	41,556	100,012	(2)						141,568
Juliet Teo	36,556	100,012	(6)						136,568
David H. Wasserman	41,556	100,012	(4)						141,568

(1)	Represents the Director retainer fees earned in Fiscal 2015.

(2)	Amount represents value of restricted stock award granted on the date of the initial public offering in accordance with the Directors Compensation Plan.
(3)	Cash awards and equity awards for Mr. Haegg and Mr. Stadler are assigned to CVC Capital Partners Advisory (US) Inc. Equity awards for Mr. Haegg and Mr. Stadler are provided as shares of Univar Inc Common Stock at the end of the Director service year as long as they remain an active Director at that time, and these awards are likely to be assigned to CVC Capital Partners Advisory (US) Inc.
(4)	Cash and restricted stock awards for Mr. Jaquette and Mr. Wasserman are assigned to Clayton, Dubilier & Rice, LLC.
(5)	In addition to the Directors annual grant provided at the time of the initial public offering Mr. Newlin and Mr. Pappas received an additional grant of restricted stock upon joining the Board.
(6)	Cash awards to Ms. Teo have been assigned to Temasek International Ltd. Restricted awards to Ms. Teo have been assigned to Dahlia Investments Pte. Ltd.
(7)	Amount reported represents the actuarial increase of the benefit that Mr. Fox has in his defined benefit pension plan arrangement during the last fiscal year, based on measurement dates of December 31, 2014 and December 31, 2015. The actual amount is $(9,304). This decrease is primarily due to the increase in the discount rate from 4.23% to 4.68%. This figure was calculated using the following assumptions: (1) mortality of zero prior to retirement age, (2) benefit commencement at age 80, which is the first age Mr. Fox is eligible to receive unreduced benefits and (3) all other data, assumptions, methods and provisions are the same as those described in Note 8 “Employee Benefit Plans” to Univar’s audited consolidated financial statements for the year ended December 31, 2015 included in Univar’s Form 10-K filed with the SEC on March 3, 2016. See the narrative below for more information on Mr. Fox’s pension benefit.”
(8)	Mr. Byrne was also an employee of the Company though January 31, 2015 and received compensation of $52,129. Mr. Byrne resigned his employment effective February 1, 2015 and entered into a consulting agreement. He earned $208,330 as compensation for these consulting services in 2015.

In connection with the completion of the initial public offering, the Board of Directors adopted a director compensation program for the non-employee directors. In light of the current business environment, the Committee amended the program offering for 2015 and 2016 to reduce the annual retainer under the Plan.

Each of the non-employee directors, with the exception of one non-employee director for CD&R and one from CVC, will receive an annual cash retainer of $80,000 ($70,000 in 2015 & 2016) and an annual award of restricted stock with a fair market value equal to $100,000 on the date of grant. This annual grant of restricted stock will be made on the day of the Company’s annual meeting. In addition, under this program new non-employee directors receive a fair market value grant equal to $100,000 upon commencement of Board Service. In 2015, as new non-employee directors retained for purposes of the anticipated public listing, Messrs. Newlin and Pappas received a one-time award of restricted stock with a fair market value equal to $100,000. Restricted stock granted to the Company’s non-employee directors will vest in full on the Company’s annual meeting date. Equity grants made to Messrs. Stadler and Haegg shall be made for $100,000 value on the annual meeting date for the previous year’s performance, if such director continues to serve on that date; Messrs. Stadler and Haegg will assign any such grants to CVC Capital Partners Advisory (US) Inc. Grants made to the CVC Directors at the time of the initial public offering have been surrendered by them. Non-employee directors may also elect to convert all or a portion of their annual cash retainers of $80,000 ($70,000 in 2015 and 2016) into unrestricted shares of the common stock. Restricted stock for the non-employee directors will be granted under the Omnibus Equity Plan. Messrs. Wasserman and Jaquette assigned all of the compensation each of them would have received for his services as a director to Clayton, Dubilier & Rice, LLC.

Additionally, under this program, a non-employee director appointed to serve as a member of the Audit Committee will receive an additional annual cash retainer of $5,000 and the chair of the Audit Committee will receive an additional annual cash retainer of $20,000. A non-employee director appointed to serve as the chair of the Compensation Committee or the Nominating and Corporate Governance Committee will receive an additional annual cash retainer of $10,000.

Prior to the initial public offering each of the independent directors was paid an annual cash fee of $75,000, paid in equal quarterly installments, for his service on the Board of Directors. Mr. Fox received an additional quarterly cash payment of $5,000 for his service as Chair of the Audit Committee. In addition, if Mr. Fox lives to age 80, he will become entitled to a monthly benefit of $6,815 commencing on the first of the month after his 80th birthday and continuing until the first of the month prior to his death, pursuant to the Univar USA Inc. Supplemental Retirement Plan. Under certain conditions, Mr. Fox’s spouse may become entitled to this benefit if she survives him. This annuity was provided to Mr. Fox in December, 2007 in connection with his first year of service as a director.

Through January of 2015, Mr. Byrne was actively employed by the Company as its Chairman, Univar Commodities Oversight Board and Basic Chemical Solutions. Effective February 1, 2015, Mr. Byrne resigned as an active employee and entered into a consulting contract with the Company. Under the terms of that contract Mr. Byrne received a monthly stipend and provides strategic consulting services to the Company’s Executive team primarily in the area of Basic Chemical Solutions. Effective February of 2016, Mr. Byrne’s consulting contract ended, he will remain as a member of the Company’s Board of Directors.

The Company does not pay any additional remuneration for director service to Mr. Fyrwald. All directors are reimbursed for reasonable travel and lodging expenses incurred to attend meetings of the Board of Directors or a committee thereof.

Prior to the investment by CD&R in the Company, certain members of the Board of Directors purchased common and preferred shares of certain of the Company’s affiliates at the time, Ulysses Luxembourg and Ulysses Finance, which are controlled by CVC affiliates. As of December 31, 2015, Mr. Fox and Mr. Jalkut owned equity interests in Ulysses Luxembourg. See “—Security Ownership of Certain Beneficial Owners and Management.”

The Company has entered into indemnification agreements with each of its directors. Under those agreements, the Company will agree to indemnify each of these individuals against claims arising out of events or occurrences related to that individual’s service to the fullest extent legally permitted. The Company also maintains Director & Officer Liability Insurance which benefits the directors.

Compensation Committee Interlocks and Insider Participation

For 2015, the Compensation Committee was comprised of the following four non-employee directors: David H. Wasserman (Chair), Christopher J. Stadler, William S. Stavropoulos and Stephen D. Newlin. There are no members of the Compensation Committee who serve as an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company serves as a director or as a member of the compensation committee of a company (i) whose executive officer served as a director or as a member of the Compensation Committee and (ii) which employs a director of the Company.

Compensation Committee Report

The Company’s Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis should be included in this Proxy Statement.

David H. Wasserman (Chair)

Christopher J. Stadler

William S. Stavropoulos

Stephen D. Newlin

This Compensation Committee Report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Stock Performance Graph

This graph compares the cumulative total return of the Company’s common stock to the cumulative total return of the S&P 500 Stock Index, the S&P 500 Chemicals Index, and the Company’s peer group for the period from the Company’s initial public offering in July 2015 through December 31, 2015. The peer group is composed of ARG, IMCD, MSM, BNR, FAST and GWW, which the Company considers to be representative of its chemical and industrial distribution peers. Peer group indices use beginning of period market capitalization weighting.

		6/17/2015	6/30/2015	9/30/2015	12/31/2015
S&P 500	Return %		-1.72	-6.44	7.04
	Cum $	100.00	98.28	91.96	98.43
S&P 500 Chemicals	Return %		-2.96	-16.93	13.43
	Cum $	100.00	97.04	80.60	91.43
Peer Group	Return %		-1.15	-10.26	8.91
	Cum $	100.00	98.85	88.70	96.60
Peer Group + Univar Inc.	Return %		-1.15	-11.58	8.10
	Cum $	100.00	98.85	87.40	94.48

PROPOSAL 3: VOTE, ON AN ADVISORY BASIS, REGARDING THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS

(Item 3 on the Proxy Card)

As required by Section 14A of the Exchange Act, the Board is providing the Company’s shareholders with the opportunity to vote on a resolution, on an advisory basis, regarding the compensation of the Company’s executive officers listed in the Summary Compensation Table on page 46 of this Proxy Statement (typically referred to as a “say-on-pay” vote). The language of this resolution is as follows:

“RESOLVED, that stockholders approve, on an advisory basis, the compensation paid to the executive officers of Univar Inc., as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related disclosures.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executives presented in Compensation Discussion and Analysis starting on page 35, as well as the discussion regarding the Compensation Committee on page 10.

The Board proposes that you indicate your support of executive compensation of the executive officers described in this Proxy Statement, including the Compensation Discussion and Analysis section, by recommending that you vote “FOR” the Company’s executive compensation program by approving the above advisory resolution. Although the advisory say-on-pay vote is non-binding, the Compensation Committee and the Board of Directors will consider the outcome of the vote in making executive compensation determinations.

PROPOSAL 4: ADVISORY (NON-BINDING) VOTE

DETERMINING THE FREQUENCY OF ADVISORY VOTES

ON THE COMPENSATION OF EXECUTIVE OFFICERS

(Item 4 on the Proxy Card)

In addition to the advisory approval of the executive compensation program in Proposal 3, in accordance with the requirements of Section 14A of the Exchange Act, the Company is seeking an advisory, non-binding vote, whether a shareholder advisory vote relating to the compensation of the officers in its proxy statements (that is, votes similar to the non-binding vote in Proposal No. 3) should occur every one, two or three years. The language of the resolution is as follows:

RESOLVED, that the shareholders of Univar Inc. determine, in a non-binding vote, whether an advisory shareholder vote relating to the compensation of the executive officers of the company should occur every one, two or three years.

The Board of Directors believes that advisory votes relating to the compensation of executive officers in its proxy statement should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program. The Board of Directors believes that a one-year frequency provides the highest level of accountability and communication by enabling such vote to correspond with the most recent executive compensation information presented in the subject proxy statement.

The Board of Directors therefore requests that shareholders select “1 Year” when voting on the frequency of advisory votes on executive compensation.

Although the shareholder decision on frequency of the advisory vote is non-binding, the Company’s Compensation Committee and Board of Directors will consider the outcome of the vote in making a determination concerning the frequency of advisory votes on executive compensation.

ADDITIONAL INFORMATION

What is “Householding” of proxy materials?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Univar Inc., Investor Relations, 3075 Highland Parkway, Suite 200, Downers Grove, IL 60515.

May I propose actions for consideration at next year’s annual meeting of shareholders?

Shareholder Proposals for the Proxy. Under the rules of the SEC, if shareholders who intend to present proposals for consideration at the 2017 Annual Meeting of Shareholders, and who wish to have their proposals included in Univar’s proxy statement and proxy card for that meeting, must be certain that their proposals are received at the Company’s principal executive offices in Downers Grove, Illinois on or before November 21, 2016. Proposals should be sent to: Secretary, Univar Inc., 3075 Highland Parkway, Suite 200, Downers Grove, IL 60515.

Bylaw Provisions. Any shareholder who desires to recommend an individual as a nominee to the Board of Directors or submit a proposal of business to be considered by shareholders at the 2017 annual meeting must submit the recommendation in writing to the Secretary, c/o Univar Inc., 3075 Highland Parkway, Suite 200, Downers Grove, IL 60515 with proper notice, as provided in the Bylaws, as amended, not less than 90 and no more than 120 days prior to the first anniversary of the previous year’s annual meeting. For the 2017 annual meeting, the Secretary must receive this notice on or after January 5, 2017, and on or before February 4, 2017, unless the annual meeting in 2017 is more than 30 days before, or more than 70 days after, such anniversary date, then notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. You may contact Univar’s Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

All proposals must also comply with the applicable requirements of the federal securities laws and the Company’s Bylaws in order to be included in the proxy statement and proxy card for the 2017 annual meeting.

APPENDIX A—AUDIT COMMITTEE CHARTER

Charter of the Audit Committee of the Board of Directors of Univar Inc.

(Adopted June 19, 2015)

Pursuant to duly adopted by-laws of Univar Inc. (the “Company”), the Board of Directors (the “Board”) of the Company has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board’s oversight responsibilities. The Board hereby adopts this Audit Committee Charter (the “Charter”) to establish the governing principles of the Audit Committee.

Purposes

The primary purposes of the Audit Committee are to assist Board oversight of (i) the quality and integrity of the Company’s financial statements, its financial reporting processes and systems of internal controls, (ii) the Company’s compliance with legal, ethical and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditor (also referred to as the independent registered public accounting firm), and (iv) the performance of the Company’s internal audit function. The Audit Committee shall also prepare the report of the Audit Committee required under the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

Membership

The Audit Committee shall consist of at least three directors. Subject to the phase-in rules for companies listing securities in connection with an initial public offering, each member of the Audit Committee shall satisfy the independence requirements relating to directors and audit committee members (a) of the New York Stock Exchange (“NYSE”) and (b) under Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”) and any related rules and regulations promulgated thereunder by the SEC. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment. At least one member of the Audit Committee shall have the required level of accounting and related financial management expertise to qualify as an audit committee financial expert, as such qualification is interpreted by the Board in its business judgment. No member of the Audit Committee may serve on the audit committee of three public companies, including the Company, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board and may be removed by the Board in accordance with the Company’s by-laws. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The Chairman of the Audit Committee shall be appointed by the Board or as otherwise provided in the by-laws.

No member of the Audit Committee shall receive compensation other than: (i) director’s fees for services as a Company director, including reasonable compensation for serving on the Audit Committee and regular benefits that other directors receive and (ii) pension or similar compensation for past services, provided that such compensation is not conditioned upon continued or future service to the Company.

Responsibilities

The Audit Committee’s duties and responsibilities shall include the matters enumerated below, as well as such other matters as are incidental to the purposes, duties and responsibilities specified in this Charter and as may be delegated to the Audit Committee by the Board from time to time.

Oversight of Independent Auditor

The Audit Committee shall:

(a)	Possess sole authority for the appointment or replacement (subject, if applicable, to shareholder ratification), compensation, retention and oversight of the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting), who shall report directly to the Audit Committee;

(b)	Be directly responsible for the oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

(c)	Pre-approve all auditing and, subject to the de minimis exception of Section 10A(i) of the Exchange Act and the SEC rules promulgated thereunder, all permitted non- audit services performed by the Company’s independent auditor; provided, however, that the Audit Committee may delegate pre-approval authority to committees of one or more of its independent members, who must then provide a report to the full Audit Committee at its next scheduled meeting. When pre-approving non-audit services by the independent auditor, the Audit Committee shall consider whether their provision is consistent with maintaining the independent auditor’s independence. A copy of the Company’s pre-approval policy is attached hereto as Exhibit A;

(d)	Obtain and review, at least annually, a written report (the “Auditor’s Statement”) by the independent auditor describing, to the extent permitted under applicable auditing standards: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; (iii) any publicly available reports issued within the past five years by the Public Company Accounting Oversight Board (the “PCAOB”) or other governmental or professional authorities concerning the independent auditor; (iv) any PCAOB review of the independent auditor, or any inquiry or investigation by governmental or professional authorities within the past five years of the independent auditor, and any steps taken to deal with such issues; and (v) all relationships between the Company’s independent auditor and the Company;

(e)	Discuss with the Company’s independent auditor all relationships or services disclosed in the Auditor’s Statement that may impact the quality of audit services or the objectivity and independence of the independent auditor. Review periodic reports from management and the independent auditor regarding the auditor’s independence (including the auditors’ fees billed for audit services, audit-related fees, tax fees, and all other non-audit services, respectively, for each fiscal year), discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action regarding the independence of the auditor;

(f)	Review, and discuss as appropriate with management, the internal auditors and the independent auditor, the report by the Company’s independent auditor required by Section 10A(k) of the Exchange Act relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor and management, and any material written communications between the independent auditor and management, such as any “management” letter or schedule of unadjusted differences;

(g)	Review and evaluate the lead partner of the independent audit team, and ensure proper rotation of audit partner, lead partner and concurring partner. Consider whether it is appropriate to adopt a policy of rotating the independent auditing firm;

(h)	Establish hiring policies for employees or former employees of the Company’s independent auditor;

(i)	At least annually, discuss with the independent auditor, out of the presence of management if deemed appropriate, the matters required to be communicated to audit committees in accordance with the auditing standards of the PCAOB, as they may be modified or supplemented, relating to the conduct of the audit, including under Auditing Standard No. 16.

The Company’s independent auditor shall submit an annual report on its fees to the Audit Committee. Such annual report shall include a schedule of fees billed to the Company in each of the two most recent fiscal years for each of the following categories of services provided to the Company by the independent auditor: (i) annual audit services, reviews of quarterly financial statements and other audit services that only the independent auditor can reasonably provide; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements and/or the Company’s internal control over financial reporting that are performed by the independent auditor; (iii) tax services provided to the Company, including, without limitation, tax compliance, tax planning and tax advice; and (iv) all other products and services rendered by the independent auditor.

Financial Reporting and Disclosure Matters

The Audit Committee shall:

(a)	Review and discuss with management and the independent auditor:

•	the scope, planning and staffing of the annual audit;

•	any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the Company’s independent auditor, relating to the Company’s financial statements and, in the case of concerns raised by the Company’s independent auditor, management’s response;

•	any difficulties the Company’s independent auditor has encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	management’s internal control report prepared in accordance with rules promulgated by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act;

•	any “management” or “internal control” letter issued, or proposed to be issued, to the Company;

•	any disclosures the independent auditor believes necessary under Section 10A of the Exchange Act;

•	as appropriate: (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the Company’s independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(b)	Review and discuss with management and the independent auditor quarterly, unaudited financial statements, including disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and major underlying issues and determine whether such information should be included in the Company’s Form 10-Q;

(c)	Review and discuss with management and the independent auditor annual audited or quarterly unaudited financial statements, including disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and major underlying issues and recommend to the Board whether the annual audited or quarterly unaudited financial statements should be included in the Company’s Form 10-K or Form 10-Q, as applicable;

(d)	Review and discuss with the Chief Executive Officer and the Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Form 10-Ks and Form 10-Qs, including their evaluation of the Company’s disclosure controls and procedures and internal controls;

(e)	Discuss guidelines and policies governing the process by which management of the Company assesses and manages the Company’s exposure to risk, and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(f)	Review with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(g)	Review management’s monitoring of the Company’s compliance with laws, the Code of Ethics and the Officer Code of Ethics and review and update any proposed changes to the Code of Ethics and Officer Code of Ethics;

(h)	Discuss and review with management the Company’s practices regarding earnings, press releases and the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(i)	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies;

(j)	Establish whistleblower procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees or third parties of concerns regarding questionable accounting or auditing matters, including communications intended for non-management directors.

Oversight of Internal Auditing Department

The Audit Committee shall:

(a)	Review and discuss the responsibilities, budget and staffing of the internal auditing department with the independent auditor and management;

(b)	Review the appointment, replacement or dismissal of senior internal audit personnel;

(c)	Review summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto;

(d)	Assure open and regular communications with the vice president of internal auditing, including private sessions;

Reports to Board; Review of Audit Committee Performance and Charter

The Audit Committee shall:

(a)	Report its activities to the full Board on a regular basis and make such recommendations with respect to the duties set forth in this Charter and other matters as the Audit Committee may deem necessary or appropriate;

(b)	Perform an annual performance self evaluation, which evaluation shall compare the performance of the Audit Committee with the requirements of this Charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The Audit Committee shall report to the Board the results of such self evaluation, which report may take the form of an oral report by the Chairman or any other member of the Audit Committee designated by the Audit Committee to make this report;

(c)	Review and reassess the adequacy of this Charter at least annually and make any proposed changes to the Board for approval.

Administration of Pension and Retirement Plans

The Audit Committee shall:

(a)	Appoint members of the Company’s Pension Investment and Administrative Committees and oversee both committees;

(b)	Approve the establishment, amendment and termination of all retirement plans of the Company and its subsidiaries; and

(c)	Approve the appointment and removal of trustees and investment managers for pension fund assets.

Audit Committee Meetings and Operations

The Audit Committee shall meet at least once every fiscal quarter, and as frequently as necessary to carry out its duties and responsibilities under this Charter. The meetings and other actions of the Audit Committee shall be governed by the provisions of the Company’s by-laws applicable to meetings and actions of committees of the Board. The Audit Committee may request any officer or employee of the Company, the Company’s independent auditor or the Company’s outside counsel to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall be afforded the opportunity, as it deems necessary and at the Audit Committee’s discretion, to meet in separate executive sessions with (a) members of management, (b) the independent auditor, (c) the internal auditor and (d) consultants and advisors. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

The Audit Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Audit Committee and provided that such subcommittee presents its decisions to the full Audit Committee at each of its scheduled meetings. The Audit Committee may adopt rules of governance for meetings of the Audit Committee and related matters, not inconsistent with this Charter and the by-laws.

Resources and Authority

The Company shall provide the Audit Committee with adequate funds to meet its responsibilities. The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking further approval of the Board or management. Any accounting, legal or other consultant retained by the Audit Committee may, but need not, be, in the case of an outside accountant, the same accounting firm employed by the Company for the purpose of rendering or issuing an audit report on the Company’s annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the Company for any other purpose.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to the Company’s independent auditor and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation of any advisers engaged by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Miscellaneous

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Audit Committee. Except as otherwise required by the rules of the NYSE applicable to the Audit Committee, or applicable law, the purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules, and the Audit Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter is intended to be consistent with the Board’s corporate governance principles. This Charter is, and any amendments hereto will be, displayed on the Company’s website and a printed copy will be made available to any shareholder of the Company who requests such.

AUDIT COMMITTEE PRE-APPROVAL POLICY

This Pre-Approval Policy sets forth the requirements and procedures of the Audit Committee of Univar Inc. (the “Company”) for pre-approving audit, audit-related, tax and other permissible non-audit services performed by the independent auditor responsible for auditing the Company’s consolidated financial statements (“Independent Auditor”).

POLICY STATEMENT

The Audit Committee must pre-approve all audit, audit-related, tax and other permissible non-audit services performed by the Independent Auditor to assure that the provision of such services does not impair the auditor’s independence. Before the Company or any of its subsidiaries engages the Independent Auditor to render a service, the engagement must be either:

(1) specifically approved by the Audit Committee (or its designee); or

(2) entered into pursuant to this Pre-Approval Policy.

Pre-approval fee levels for all services to be provided by the Independent Auditor will be established annually by the Audit Committee. Any services proposed to be provided by the Independent Auditors during a fiscal year exceeding these levels will require specific pre- approval by the Audit Committee. The appendices to this Pre-Approval Policy are specimens that may be used for the annual pre-approval by the Audit Committee of audit, audit-related, tax and other permissible non-audit services. The Audit Committee may revise the list of pre- approved services, as necessary or appropriate, based on subsequent determinations.

Any engagement agreement with the Independent Auditor shall include a covenant that the Independent Auditor will confirm that any services it performs have been pre-approved in accordance with this policy.

DELEGATION OF AUTHORITY

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre- approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the Independent Auditor.

Pursuant to such delegation authority, the Committee delegates to the Chair of the Audit Committee the authority to pre-approve any audit, audit-related, tax and other permissible non- audit services to be performed by the Independent Auditor in which the estimated fees for each of such separate services will not exceed a total of $250,000 (without regard to the time for performance).

AUDIT SERVICES

The Audit Committee must specifically pre-approve the terms, including fees and scope, of the annual audit services engagement. The Audit Committee approval will be required for any changes in terms resulting from changes in audit scope, Company structure or other matters.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the Independent Auditor reasonably can provide. The Audit Committee may pre- approve audit services in such form or manner as it deems appropriate. An example of such approval format is included as Appendix A.

AUDIT-RELATED SERVICES

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and/or the Company’s internal control over financial reporting and that are traditionally performed by the Independent Auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor. The Audit Committee may pre-approve audit-related services in such form or manner as it deems appropriate. An example of such approval format is included as Appendix B.

TAX SERVICES

The Audit Committee believes that the Independent Auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. The Audit Committee will scrutinize carefully the retention of the Independent Auditor in connection with a transaction initially recommended by the Independent Auditor that may produce federal tax savings unless such savings are substantially supported by the current Internal Revenue Code and related regulations. With respect to any proposed permissible tax services, the Independent Auditor shall comply with applicable independence rules relating to additional disclosures to, and discussions with, the Audit Committee and requisite documentation. The Audit Committee may pre-approve tax services in such form or manner as it deems appropriate. An example of such approval format is included as Appendix C.

OTHER SERVICES

The Audit Committee may grant pre-approval to those permissible non-audit services classified as other services that it believes would not impair the independence of the auditor, including those that are routine and recurring services. The Audit Committee may pre-approve other permissible non-audit services in such form or manner as it deems appropriate. An example of such approval format is included as Appendix D. A list of prohibited non-audit services is attached to this Pre-Approval Policy as Exhibit 1.

PRE-APPROVAL FEE LEVELS

The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the auditor’s independence. Where the Audit Committee has approved an estimated fee for a service, the pre-approval applies to all services described in the approval. However, in the event the invoice in respect of any such service is materially in excess of the estimated amount or range, the Audit Committee must approve such excess amount prior to payment of the invoice. The Audit Committee expects that any requests to pay invoices in excess of the estimated amounts (if material) will include an explanation as to the reason for the overage.

PROCEDURES

The Company’s management shall inform the Audit Committee of each service performed by the Independent Auditor pursuant to this Pre-Approval Policy. Requests or applications to provide services that require separate approval by the Audit Committee shall be submitted to the Audit Committee by both the Independent Auditor and the Chief Financial Officer, Controller or General Counsel, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the U.S. Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (“PCAOB”) on auditor independence.

In connection with seeking Audit Committee pre-approval to perform any permissible non-audit service related to internal control over financial reporting or permissible tax service, the Independent Auditor shall comply with applicable SEC and PCAOB independence rules relating to additional disclosures to, and discussions with, the Audit Committee and requisite documentation.

Approved on May 9, 2014

Appendix A

PRE-APPROVED AUDIT SERVICES FOR FISCAL YEAR [ 2015 ]*

Services	Estimated Range of Fees
Q1 Interim Review	Up to $25,000

*	All other audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

Appendix B

PRE-APPROVED AUDIT-RELATED SERVICES FOR FISCAL YEAR [ 2015 ]*

Services	Estimated Range of Fees
Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, PCAOB, FASB, or other regulatory or standard-setting bodies	Up to $125,000

Subscription to Ernst & Young’s technical online reference tools.	Up to $15,000

*	All other audit-related services not listed in Appendix B must be specifically pre-approved by the Audit Committee.

Appendix C

PRE-APPROVED TAX SERVICES FOR FISCAL YEAR [2015 ]*

Services	Estimated Range of Fees
U.S. federal, state and local tax planning and advice and compliance issues and International tax planning, advice and compliance issues. Advice relating to tax on expatriates.	Up to $75,000

*	All other tax services not listed in Appendix C must be specifically pre-approved by the Audit

Committee.

Appendix D

PRE-APPROVED OTHER SERVICES FOR FISCAL YEAR [ 2015 ]*

Services	Estimated Range of Fees

*	All other permissible services not listed in Appendix D must be specifically pre-approved by the Audit Committee.

Exhibit 1

PROHIBITED NON-AUDIT SERVICES

The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of prohibited non-audit services and the applicability of any exceptions. In general, the following are prohibited:

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

UNIVAR INC. 3075 HIGHLAND PARKWAY SUITE 200 DOWNERS GROVE, IL 60515

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E00948-P72646	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNIVAR INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees

01) Mr. Mark J. Byrne
02) Mr. Christopher J. Stadler
03) Mr. William S. Stavropoulos

The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain

2.	Ratification of appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.						☐	☐	☐

3.	Advisory (non-binding) vote on the compensation of the Company’s executive officers.						☐	☐	☐

The Board of Directors recommends a vote FOR “1 Year” as the frequency of advisory votes on executive compensation.						1 Year	2 Years	3 Years	Abstain

4.	Advisory (non-binding) vote on the frequency of advisory votes on the compensation of Univar’s executive officers.					☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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E00949-P72646

UNIVAR INC. Annual Meeting of Shareholders May 5, 2016 9:30 AM CDT This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Stephen N. Landsman, Carl J. Lukach, and R. Tor Liimatainen, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of UNIVAR INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 AM, CDT on May 5, 2016, at the Univar Inc., 3075 Highland Parkway, Concourse Level, Downers Grove, IL 60515, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side